CONTRIBUTION AGREEMENT

This Agreement is made and entered into effective as of December 30, 2009 (the "Effective Date"), by and between WS Technologies LLC dba Windswept Technologies, an Oregon limited liability company ("Company"), and Aequitas Capital Management, Inc., an Oregon corporation ("Contributing Party").

Background

A.          Contributing Party services and collects consumer receivables generated by hospitals on a recourse basis with respect to the hospital (the "Business").

B.           Contributing Party and certain other parties have entered into an Operating Agreement (the "Operating Agreement") pursuant to which Company will own and operate the Business as a result of the contribution of the Assets (defined below) by Contributing Party and certain assets contributed by the other parties to the Operating Agreement, who collectively will own all of the ownership interests in Company.

C.           Contributing Party wishes to make the contribution of Assets in return for the receipt of ownership interests of Company and the assumption by Company of the Assumed Liabilities under this Agreement.

Agreement

In consideration of the mutual promises and covenants set forth in this Agreement, the parties agree as follows:

1.           Contribution of Business Assets.

1.1          Contribution. Subject to the terms and conditions set forth in this Agreement, Contributing Party agrees to transfer to Company at Closing (defined below) the following assets of the Business (collectively, the "Assets"), wherever located, free and clear of all mortgages, liens, security interests, pledges, encumbrances, claims, conditions and restrictions, of any nature whatsoever, direct or indirect, whether accrued, absolute or contingent, known or unknown (collectively, "Encumbrances"):

1.1.1      The exclusive right to service and receive compensation and origination fees for all recourse consumer credit accounts now owned and generated in the future by CarePayment, LLC, all under the terms of the Servicing Agreement (the "Servicing Agreement") between Company and CarePayment LLC attached as Exhibit A and entered into simultaneously with the Closing;

1.1.2      All supplies, disclosure materials, marketing materials and collateral, used in connection with the Business, including all correspondence, procedures and process schematics, and other documents and records used or useful in the Business (collectively, the "Supplies"), together with any replacements or additions to the Supplies made before the Closing Date, but excluding Supplies disposed of in the ordinary course of Contributing Party's Business;

1.1.3      All books and records of the Business, including customer lists, customer information, customer files and sales leads, merchandising materials and access to other books and records, or copies thereof, including computerized data, relating to the continuation of the Business as conducted by Contributing Party;

1.1.4      The contracts (including contracts relating to intellectual property used in connection with the Business and employment contracts, if any, for employees engaged in the Business) and prepaid expenses of the Business and contracts identified on attached Schedule 1.1.4; provided, however, that if such contracts have not been transferred by Closing, Contributing Party shall maintain those contracts for Company's benefit;

1.1.5      All rights to all telephone lines and numbers, email addresses used in the conduct of the Business, including those listed on Schedule 1.1.5;

1.1.6      The Zero Interest Recourse (ZIR) software product that incorporates Contributing Party's proprietary CarePayment System, a specialized accounting system designed to interface with multiple systems to receive and submit data and process that data in such a way that all accounting and settlement activities are supported, and which contains several proprietary algorithms to support the allocation of account transactions and account settlement with hospitals and funding sources (the "Software");

1.1.7      All written instructions, user and technical manuals, reference guides, training materials, release notes, installation notes, descriptions, specifications, and any other materials, in paper, electronic or any other form, that describe the requirements, features, functions, support, maintenance and/or use of the Software (the "Documentation"); and

1.1.8      All of the goodwill and general intangibles related to the Business.

1.2         Assets not to be Transferred. Contributing Party will retain, and Company will not acquire, any assets of Contributing Party not specifically identified in Section 1.1 above, including without limitation the excluded assets ("Excluded Assets") identified on Schedule 1.2.

1.3         Assumed Liabilities and Obligations. Subject to the terms and conditions set forth in this Agreement, Company agrees to assume at Closing only those costs and liabilities associated with the Business that are to be described on Schedule 1.3 to be attached to this Agreement at or prior to Closing (collectively, the "Assumed Liabilities"), and no others. Except for the Assumed Liabilities, Company will not assume or agree to pay, perform, or discharge, and Contributing Party will remain liable for, any cost, debt, obligation, tax, or liability, whether known or unknown, contingent or otherwise, of Contributing Party of any kind or nature whatsoever.

2.           Ownership Interests. Concurrently with Contributing Party's contribution of the Assets to Company at Closing, and in exchange for the Assets, Company will issue to Contributing Party a 28% ownership interest in Company, which will be held by Contributing Party pursuant to the terms of and will have all of the rights set forth in the Operating Agreement.

3.           Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Tonkon Torp LLP at 1600 Pioneer Tower, 888 SW Fifth Avenue, Portland, Oregon 97204, at 10:00 a.m. Pacific Time on December 31, 2009, or at such other place or time as Company and Contributing Party mutually agree (the "Closing Date").

3.1         Company's Conditions to Closing. The obligations of Company to consummate the Closing and otherwise effect the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

3.1.1      Representations and Warranties. The representations and warranties of Contributing Party in this Agreement will be true and correct as of the Closing as if made as of the Closing, except (i) for changes contemplated by this Agreement, and (ii) for those representations and warranties which address matters only as of a particular date (which will be true and correct as of such particular date).

3.1.2      Agreements and Covenants. Contributing Party will have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

3.1.3      Certificate. Company will have been provided with a certificate executed by Contributing Party to the effect that, as of the Closing the conditions set forth in Sections 3.2.1 and 3.2.2 have been duly satisfied.

3.1.4      Transfer Documents; Other Agreements. At Closing, Company will have received:

(a)         A bill of sale conveying the Assets to Company in form reasonably satisfactory to Company.

(b)        One or more assignment and assumption agreements executed and delivered by Contributing Party, in form reasonably satisfactory to Company, with respect to the Assumed Contracts.

(c)         A fully executed Servicing Agreement;

(d)        A fully executed Contribution Agreement between Company and CarePayment, LLC in the form attached as Exhibit B;

(e)         A fully executed Contribution Agreement between Company and microHelix, Inc. in the form attached as Exhibit C;

(e)         A fully executed Sublease between Company and Contributing Party in the form attached as Exhibit D;

(f)         An Administrative Services Agreement ("Administrative Services Agreement") between Company and Contributing Party in the form attached as Exhibit E executed by Contributing Party; and

(g)        A fully executed Amendment to the Promissory Note between Company and MH Financial in the form attached as Exhibit F.

3.1.5      Third-Party Consents. Company will have received consents or other assurances satisfactory to Company from such parties to the Assumed Contracts as Company may require as a condition to Closing.

3.1.6      Suits, Actions or Proceedings. No suit, action, arbitration or other proceeding will be pending before any court, arbitrator or Governmental Body which may result in the restraint or prohibition of the consummation of the transactions contemplated by this Agreement.

3.1.7      No Material Adverse Change. There will not have occurred since the date of this Agreement any event, change, effect, occurrence or state of facts individually or in the aggregate which has had or could have a material adverse effect on the Business, or on the ability of Company following Closing to conduct the Business as currently contemplated, taken as a whole, or on the ability of the parties to effect the transactions under this Agreement.

3.1.8      Due Diligence Review. Company will have been satisfied, in its sole discretion, with its due diligence review of the Business and the Assets, including Company's review of Exhibits and Schedules to be attached to this Agreement at or prior to Closing.

3.1.9      Transaction Fees. Contributing Party will have paid 50% of all fees and expenses incurred by Company in connection with the preparation, negotiation, and execution of this Agreement and the transactions contemplated by this Agreement.

3.2         Contributing Party's Conditions to Closing. The obligations of Contributing Party to consummate the Closing and otherwise effect the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Contributing Party:

3.2.1      Representations and Warranties. The representations and warranties of Company in this Agreement will be true and correct as of the Closing as if made as of the Closing, except (i) for changes contemplated by this Agreement, and (ii) for those representations and warranties which address matters only as of a particular date (which will be true and correct as of such particular date).

3.2.2      Agreements and Covenants. Company will have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

3.2.3      Certificate. Contributing Party will have been provided with a certificate executed by Company to the effect that, as of the Closing the conditions set forth in Sections 3.2.1 and 3.2.2 have been duly satisfied.

3.2.4      Other Agreements. At Closing, Contributing Party will have received:

(a)         the Software License Agreement executed by Company;

(b)        The Sublease executed by Company; and

(c)         The Administrative Services Agreement executed by Company.

4.           Other Agreements.

4.1          Further Assurances. At any time or from time to time after the Closing, at Company's request and without further consideration, Contributing Party will execute and deliver to Company such other instruments of transfer, conveyance, assignment, and confirmation, provide such materials and information, and take such other actions as Company may reasonably deem necessary in order more effectively to transfer, convey, and assign to Company, and to confirm Company's title to, all of the Assets, and, to the fullest extent permitted by law, to put Company in actual possession and operating control of the Assets and to assist Company in exercising all rights with respect thereto, and otherwise to cause Contributing Party to fulfill its obligations under this Agreement.

4.2          Access and Investigation. Company, through its employees, agents and representatives, will prior to the Closing be involved in such investigation of the Assets as it deems necessary or advisable. Contributing Party agrees to permit Company and its employees, agents and representatives to have full access, on reasonable notice during normal business hours, to the books and records and premises of the Business and other information with respect to the Business and properties of Contributing Party as Company from time to time requests. Company will conduct its review in a manner which does not unreasonably interfere with the operations of the Business.

4.3          Operations Pending Closing. Contributing Party agrees that from the date of this Agreement to the Closing:

4.3.1      Contributing Party will:

(a)         maintain all of the Assets in customary repair, order and condition, reasonable wear, tear and use and damage by fire or unavoidable casualty excepted;

(b)        operate the Assets and the Business in a manner designed to preserve and protect its business, goodwill and relationships with its vendors, suppliers, customers and others;

(c)         maintain insurance on the Assets in the same manner and to the same extent as such insurance has been maintained with respect to the Assets prior to the date of this Agreement; and

(d)        comply, in all material respects, with all applicable laws.

4.3.2      Contributing Party will not:

(a)         grant any new salary increase to any employee engaged in the Business unless such increase has been previously approved by Company in writing, or such salary increase occurs in the ordinary course and does not exceed 3%;

(b)        enter into or amend or alter any bonus, incentive compensation, deferred compensation, retirement, pension, savings, group insurance, death benefit or other fringe benefit plan, trust agreement or arrangement affecting its employees engaged in the Business that do not represent existing commitments; provided, however, that Contributing Party's handling of severance pay and related issues is not limited by this Section;

(c)         enter into or assume any material contract, agreement, obligation, lease, license or commitment relating to the Assets, except in the ordinary course of the Business as contemplated by this Agreement or with Company's prior written approval;

(d)        do, or omit to do, any act which will cause a material breach of any Material Agreement, Permit, commitment or obligation related to the Assets or the Business; or

(e)         amend, terminate or waive any material right of substantial value relating to the Assets or the Business.

5.           Taxes. Contributing Party will be responsible for and will pay when due the entire amount of any sales, use, transfer, excise, documentary and other like taxes or recording, filing or notary fees imposed by any state or governmental subdivision within such state in connection with the transfer of the Assets. Personal property taxes, if any, and all other prorations relating to the Assets, if any, will be made as of the Closing Date.

6.           Risk of Loss. All right, title and interest and risk of loss with respect to the Assets will be deemed to have passed to Company at Closing.

7.           Representations and Warranties of Contributing Party. Except as is otherwise disclosed on Schedule 7 to this Agreement (the "Disclosure Schedule") Contributing Party represents and warrants to Company that:

7.1           Authorization. Contributing Party is a corporation duly organized and validly existing under the laws of the state of Oregon. Contributing Party has all requisite organizational power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. Contributing Party's execution and delivery of this Agreement and consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite organizational action and Contributing Party has duly executed and delivered this Agreement, which constitutes the valid and binding obligation of Contributing Party, enforceable in accordance with its terms. Contributing Party has made available to Company true, correct and complete copies of Contributing Party's authorizing board and shareholder resolutions relating to the transactions contemplated by this Agreement.

7.2          Investment. Contributing Party is not acquiring the ownership interest issued to it under the Operating Agreement with a view to or for sale in connection with any further distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

7.3          Accredited Investor. Contributing Party is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

7.4          Title to Assets. Contributing Party has good and marketable title to all of the Assets, all of the Assets are free and clear of restrictions on or conditions to transfer, and Contributing Party at Closing will transfer to Company good title to all of the Assets, free and clear of any Encumbrances (other than under any Assumed Liabilities). The Closing will convey to and vest in Company good and marketable title to the Assets, free and clear of any Encumbrances (other than under the Assumed Liabilities).

7.5          No Conflicts. The execution and delivery by Contributing Party of this Agreement do not, and the performance by Contributing Party of its obligations under this Agreement and the consummation of the transactions contemplated hereby and thereby will not:

7.5.1      conflict with or result in a violation or breach of any of the terms, conditions, or provisions of the Articles of Incorporation or Bylaws of Contributing Party;

7.5.2      conflict with or result in a violation or breach of any term or provision of any federal, state, or local law, rule, regulation or order applicable to Contributing Party or any of the Assets, or conflict with or result in a violation or breach of any term or provision of any judgment, injunction, decree, ruling or other charge applicable to Contributing Party or any of the Assets; or

7.5.3      with respect to any contract to which Contributing Party is a party or by which any of the Assets is bound: conflict with or result in a violation or breach of such contract, constitute (with or without notice or lapse of time or both) a default under such contract, require Contributing Party to obtain any consent, or approval, or give any notice to or make any filing with any person or entity, or result in the creation or imposition of any Encumbrance upon Contributing Party or any of the Assets under such contract.

7.6          Tax Matters. All Taxes which Contributing Party is required by law to pay, withhold or collect relating to the Business or the Assets or Contributing Party's employees have been duly paid, withheld or collected and have been paid over to the appropriate governmental agency or authority or are properly recorded as a liability on the books of Contributing Party. No Tax liens shall attach to any of the Assets because of a deficiency or delinquency in payment of Taxes by Contributing Party or because of a failure by Contributing Party to qualify in any jurisdiction in which it owns or leases property or conducts business. "Tax" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, business and occupation, premium, windfall profits, environmental (including taxes under Code section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

7.7          Litigation. There are no pending or threatened, claims, litigation, investigation, tax audit or proceedings of any nature against Contributing Party or to which Contributing Party is a party which could result in any Encumbrance on the Assets or in any way impair Contributing Party's ability to fully perform its obligations under this Agreement.

7.8          Employee Matters.

7.8.1      A complete list of Contributing Party's employees engaged in the Business, and the current rate of compensation for such employees has been provided to Company. On and as of the Closing Date, Contributing Party will take all action necessary to terminate all of its employees engaged in the Business and will pay such employees all accrued employment-related financial obligations due to them through the close of business on the Closing Date. No notice is required to be provided to any employee of Contributing Party under the Worker Adjustment and Retraining Notification Act, as amended (the "WARN Act"), in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.

7.8.2      From and after the Closing, Contributing Party will remain solely responsible for all claims, including without limitation workers' compensation claims and liabilities arising under the WARN Act, of any Contributing Party employee that relate to any accident, injury or other cause that occurred or arose prior to the Closing, regardless of whether such claim is filed by such employee before or after the Closing.

7.8.3      Benefit Plans and ERISA. Contributing Party has delivered or made available to Company all of Contributing Party's employment, consulting, retainer, employee leasing or collective bargaining agreements covering or otherwise applicable with respect to any officer, employee or other person related to the Business or former employee engaged in the Business, and has made available to Company all information related to any bonus or other incentive compensation plans or arrangements, pension, deferred compensation, profit sharing or other retirement plans, stock bonus, stock purchase, stock option or similar plans, excess benefit plans, death benefit or life insurance plans, sickness or disability plans, severance, vacation, holiday, educational assistance plans, medical, dental, hospitalization or health maintenance organization plans, arrangements for the payment of compensation other than in cash, or any other plan or arrangement which constitutes an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of the employees or former employees or their survivors, dependents or beneficiaries (all of which are referred to as the "Benefit Plans") which Contributing Party has maintained or contributed to during the past two years. All of the employees or former employees engaged in the Business will be paid by Contributing Party as of the Closing Date for services rendered prior to the Closing Date, and all payments, contributions and benefits required to be made or provided by Contributing Party under the Benefit Plans on and after the Closing Date will be paid by Contributing Party, except that Company will assume all accumulated paid time off ("PTO") as of the Closing Date, for each employee hired by Company. Except for the PTO assumed by Company, Contributing Party acknowledges and agrees that, on and after the Closing Date, Company will have no liability to any employee or former employee engaged in the Business, or any of their survivors, dependents or beneficiaries, under any of the Benefit Plans. None of those employees or former employees, or their survivors, dependents or beneficiaries, are covered by any retiree health insurance plan maintained or contributed to by Contributing Party. None of the Assets are subject to a lien under Section 4068 of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"), or any other provision of ERISA or the Code and there is no basis for the assertion of any such lien with respect to the Assets whether prior to or subsequent to the consummation of the transactions contemplated by this Agreement. None of the employees or former employees are covered by any Benefit Plan subject to Title IV of ERISA or Section 412 of ERISA.

7.8.4      Labor Matters. There are no controversies pending between Contributing Party and any of the employees of Contributing Party engaged in the Business which have affected or would affect materially and adversely the Assets or financial condition or the results of operations of the Business. During the two-year period before the date of this Agreement, Contributing Party has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor with respect to the Business. There are no unfair labor practice charges or controversies pending or in process or, to Contributing Party's knowledge, threatened between Contributing Party and any present or former employee nor complaints received or to the knowledge of Contributing Party threatened or on file with any federal, state or local governmental agency alleging employment discrimination or other unfair labor practice.

7.8.5      Entitlements. Contributing Party has delivered or made available to Company a complete listing of all employees engaged in the Business currently on leave under the provisions of the Family and Medical Leave Act of 1993 ("FMLA").

7.8.6      Collective Bargaining Agreements. There are no collective bargaining agreements applicable to the employees engaged in the Business.

7.8.7      Benefit Plan Liabilities. Contributing Party has delivered or made available to Company a complete listing of all employees engaged in the Business (or related plan participants) currently receiving insurance continuation or conversion benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act ("COBRA") or state law. Contributing Party shall continue all such insurance continuation benefits as required under applicable law, and shall additionally provide insurance continuation benefits to those employees (or related plan participants) who are terminated by Contributing Party at or prior to the Closing and who are not hired by Company, all to the extent and for the duration required by applicable federal and state law. All Benefit Plan liabilities of every kind and nature for all periods prior to the Closing or incurred as a result of the transaction contemplated by this Agreement are the express responsibility of Contributing Party without limitation or qualification.

7.8.8     Immigration Matters.

(a)         Current Employees. With respect to all current employees (as defined in Section 274a.1(f) of Title 8, Code of Federal Regulations) of Contributing Party that are engaged in the Business, a true and complete list of, and true and complete copies of, all Forms I-9 (Employment Eligibility Verification Forms) completed pursuant to the Immigration Reform and Control Act of 1986, as amended, and all regulations promulgated thereunder ("IRCA") and any and all copies of documentation, records or other papers retained with Forms I-9 (Employment Eligibility Verification Forms), have been previously delivered to Company. Contributing Party has complied with IRCA with respect to the completion of Forms I-9 for all current employees and the reverification of the employment status of any and all current employees whose employment authorization documents indicated a limited period of employment authorization.

(b)        Former Employees. With respect to all former employees who left the employment of the Business within two years prior to Closing, Contributing Party has complied with IRCA with respect to the maintenance of Forms I-9 for at least three years after the date of hire or for one year beyond the date of termination, whichever is later. A true and complete list of all terminated employees engaged in the Business and hired by Contributing Party less than two years prior to Closing or terminated less than one year prior to Closing, true and complete copies of all Forms I-9 maintained for former employees pursuant to IRCA, and any and all copies of documentation, records or other papers retained with Forms I-9, have been previously delivered to Company.

(c)         Visa Status. Contributing Party has not hired any individuals working under INS authorization in E, F, H, J, L, M, N, O, P or TN Visa Status.

(d)        Authorization to Work in U.S. Contributing Party has not knowingly (as defined in Section 274a.1(l) of Title 8, Code of Federal Regulations) hired or continued to employ an unauthorized alien in the United States. Within the 24 months preceding the execution of this Agreement, Contributing Party has not received any written notice of any inspection or investigation relating to its alleged noncompliance with or violation of IRCA, nor has it been warned, fined or otherwise penalized by reason of any failure to comply with IRCA.

(e)         Effect of Transaction. The consummation of the transactions contemplated by this Agreement does not (i) give rise to any liability for failure to complete and update Forms I-9, or (ii) give rise to any liability for the employment of individuals not authorized to work in the United States or cause any current employee to become unauthorized to work in the United States.

7.9          Condition and Sufficiency of Tangible Purchased Assets. The tangible Assets (a) are fit and usable in all material respects for the purposes for which they are presently being used; (b) are in good operating condition and repair, ordinary wear and tear excepted; (c) will not require major overhaul or repair in the immediate future, (d) conform with all applicable laws, rules and regulations; (e) except for the Excluded Assets, constitute all of the assets and properties used by Contributing Party in connection with the operation of the Business; and (f) except for the Excluded Assets, are sufficient in both quantity and quality to conduct the operations of the Business as previously conducted.

7.10        Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental or quasi-governmental agency, authority, commission, board or other body (collectively, a "Governmental Body") is required on the part of Contributing Party in connection with the transactions contemplated by this Agreement.

7.11        Financial Information. Prior to the date of this Agreement, Contributing Party has delivered to Company all financial information related to the Business as conducted by Contributing Party for the two years preceding the Effective Date (the "Financial Information"). The Financial information presents fairly the financial condition of Contributing Party at the dates specified and the results of its operations for the periods specified. The Financial Information does not contain any items of a special or nonrecurring nature, except as expressly stated therein. The Financial Information accurately and fairly reflects in all material respects all material transactions of, acquisitions and dispositions of assets by, and incurrence of liabilities by Contributing Party.

7.12        Absence of Undisclosed Liabilities. At Closing, the Business as conducted by Contributing Party will have no liabilities except for (a) liabilities disclosed in this Agreement and its Exhibits and Schedules; (b) trade payables and accrued expenses arising in the ordinary course of business consistent with past practices; and (c) obligations to be performed in the ordinary course of business consistent with past practice under Material Agreements.

7.13        Absence of Material Changes. Except for the transactions contemplated by this Agreement, since January 1, 2009, there has not been:

7.13.1    any material adverse change in the Business;

7.13.2    any damage, destruction or loss to any tangible Asset not adequately covered by insurance, which uninsured damage, destruction or loss materially and adversely affects the Business or Assets, nor has there been any damage, destruction or loss to any tangible Asset (other than operating losses determined without regard to insurance coverage), aggregating more than $5,000;

7.13.3    any union organizational activities, strikes, work stoppages, or other material labor trouble;

7.13.4    any new Encumbrance (other than those arising by operation of law) created on any of the Assets, or assumed by Contributing Party with respect to any of the Assets;

7.13.5    any sale, transfer, removal from the Business premises or other disposition of any material tangible asset of Contributing Party (excluding any Excluded Asset) except for (i) sales of inventories and (ii) assets consumed or disposed of in the ordinary course of business;

7.13.6    any action taken by Contributing Party to amend, terminate or waive any material right relating to the Business other than in the ordinary course of business;

7.13.7    any transfer or grant of any material rights under any leases, licenses, agreements, trademarks or trade names used in Contributing Party's business;

7.13.8    any transaction, contract or commitment made or entered into other than in the ordinary course of business;

7.13.9    any material change with respect to the operations of the Business, including the method of accounting, or any loss of or material change with respect to any supplier or distributor relationships;

7.13.10  any change in accounting methods or principles used by Contributing Party with respect to the Business;

7.13.11  any other event or condition of any character subject to Contributing Party's control or caused by Contributing Party and materially and adversely affecting the results of the Business; or

7.13.12  any agreement of Contributing Party to take any of the actions described in the preceding clauses, except as contemplated by this Agreement.

7.14        Compliance With Laws. Contributing Party's use, operation and maintenance of the Assets during the past five years has been in material compliance with, and has not violated or contravened in any material respect, all applicable statutes, laws, ordinances, decrees, orders, rules or regulations of any Governmental Body, including without limitation, federal, state and local laws relating to employment and labor matters.

7.15        Permits. Contributing Party owns or possesses from each appropriate Governmental Body all right, title and interest in and to all permits, licenses, authorizations, approvals, quality certifications, franchises or rights (collectively, "Permits") issued by any Governmental Body required in connection with the conduct of the Business. No loss or expiration of any such Permit is pending, threatened or reasonably foreseeable, other than expiration in accordance with the terms thereof.

7.16        Material Agreements.

7.16.1    Contributing Party has delivered or made available to Company each agreement and arrangement relating to the Business, whether written or oral, (x) to which Contributing Party is a party or by which Contributing Party or any of the Assets is bound and (y) that is material to the Business or the Assets (collectively, the "Material Agreements"), including without limitation (i) any product development, supply or other agreements or arrangements pursuant to which third parties are or will be entitled or obligated to purchase or use any of the Assets; (ii) any leases or licenses with a term of 30 days or more; (iii) any capital or operating leases or conditional sales agreements relating to vehicles or equipment; (iv) any employment, consulting, noncompetition, separation, collective bargaining, union or labor agreements or arrangements; (v) any agreement evidencing, securing or otherwise relating to any indebtedness in excess of $1,000 for which Contributing Party has any liability, (vi) any agreement with or for the benefit of any director, officer or employee of Contributing Party, or any affiliate or family member thereof; and (vii) any other agreement or arrangement pursuant to which Contributing Party could be required to make or be entitled to receive aggregate payments in excess of $1,000 and which is not cancelable without penalty upon 30 days' notice.

7.16.2    Contributing Party has performed all of its obligations in all material respects under each Material Agreement, and there exists no breach or default (or event that with notice or lapse of time would constitute a breach or default) of any material provision under any Material Agreement.

7.16.3    Each Material Agreement is valid, binding and in full force and effect and enforceable in accordance with its respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to general principles of equity. There has been no termination or threatened termination or notice of default, under any Material Agreement. Contributing Party has delivered to Company a copy of each written Material Agreement.

7.16.4    No consent of any person or Governmental Body is required in connection with the assignment to and assumption by Company of any Material Agreement in connection with the transactions contemplated by this Agreement.

7.17        Intellectual Property Rights. Contributing Party has delivered or made available to Company a complete list of all patents, trademarks, service marks, trade names, domain names and copyrights, and applications for and licenses (to or from Contributing Party) with respect to any of the foregoing that is (a) owned by Contributing Party and used by or useful to the Business, or (b) used by Contributing Party with respect to the Business. Contributing Party owns or has the unrestricted right to use all Intellectual Property and all other computer software and software licenses, intellectual property, proprietary information, trade secrets, material and manufacturing specifications, drawings and designs included in the Assets or necessary in connection with the operation of the Business without infringing on or otherwise acting adversely to the rights or claimed rights of any person. Contributing Party is not obligated to pay any royalty or other consideration to any person in connection with the use of any such Intellectual Property. No person is infringing on the rights of Contributing Party in any of its Intellectual Property.

7.18        Software.

7.18.1    The Software will perform in accordance with the Documentation; however, Contributing Party does not warrant that the operation of the Software will be uninterrupted or error-free;

7.18.2    The Documentation contains an accurate and complete list of all third party software and the minimum hardware requirements necessary to operate the Software;

7.18.3    The Software is compatible with and runs on the combination of the servers or other computer hardware (regardless of location, type of number of processors), operating system and other technical architecture elements with which the Software is designed to operate, specified in, and in any operating environment described in, the Documentation;

7.18.4    The media on which the Software is delivered will be free from defects;

7.18.5    the Software delivered by Licensor does not contain any computer code that is designed to:

(a)         Disrupt, disable, erase, alter, harm, or otherwise impair in any manner the operation of the Software or any other software, firmware, files, data, hardware, computer software or networks (sometimes referred to as "viruses" or "worms"); or

(b)        Disrupt, disable, erase, alter, harm, or otherwise impair in any manner the operation of the Software based on the elapse of a period of time, exceeding an authorized number of copies, users or Servers or the advancement to a particular date or other numeral (sometimes referred to as "time bombs," "time locks," or "drop dead" devices); or

(c)         Permit Contributing Party to access the Software to disable or impair in any way its operations (sometimes referred to as "traps," "access codes" or "trap door" devices) or any other similar harmful, malicious or hidden procedures, routines or mechanisms that would cause the Software to cease functioning or to damage or corrupt data, storage media, programs, equipment or communications, or otherwise interfere with the users' operations, including Trojan horses; or

(d)        Perform any other functions other than those specified in the Documentation.

7.19        Principal Customers and Suppliers. Contributing Party has delivered or made available to Company a list of the ten largest hospital customers of the Business by dollar volume (with the amount of revenues attributable to each such hospital customer) for the 11 months ended November 30, 2009 and for the year 2008. CarePayment, LLC is the sole supplier of hospital recourse consumer credit accounts of the Business.

7.20        Trade Payables. The trade payables constituting Assumed Liabilities represent bona fide and undisputed obligations of Contributing Party relating only to the Business and were incurred by Contributing Party in the ordinary course of business.

7.21        Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Company directly with Contributing Party without the intervention of any person or entity on behalf of Company in such manner as to give rise to any valid claim by any person or entity against Contributing Party for a finder's fee, brokerage commission, or similar payment.

7.22        Disclosures. No representation or warranty or other statement made by Contributing Party in this Agreement, the Disclosure Schedule and any other documents or certificates delivered in connection with this Agreement contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

8.           Representations and Warranties of Company. Company represents and warrants to Contributing Party as follows:

8.1          Authorization. Company is a limited liability company duly organized and validly existing under the laws of the State of Oregon. Company has all requisite limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated in this Agreement. Company's execution and delivery of this Agreement and consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite organizational action. This Agreement has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company enforceable in accordance with its terms.

8.2          No Conflicts. The execution and delivery by Company of this Agreement do not, and the performance by Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not:

8.2.1      conflict with or result in a violation or breach of any of the terms, conditions, or provisions of the Amended and Restated Articles of Incorporation, as amended, or Bylaws of Company; or

8.2.2      conflict with or result in a violation or breach of any term or provision of any federal, state, or local law, rule, regulation, order, or judgment applicable to Company.

8.3          Litigation. There are no pending claims, litigation, investigation, tax audit or proceedings of any nature against Company or to which Company is a party which could in any way impair Company's ability to fully perform its obligations under this Agreement.

8.4          Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Company directly with Contributing Party without the intervention of any person or entity on behalf of Company in such manner as to give rise to any valid claim by any person or entity against Contributing Party for a finder's fee, brokerage commission, or similar payment.

9.           Indemnification.

9.1          Contributing Party Indemnification. Contributing Party will defend, indemnify and hold Company and its directors, shareholders, employees, agents, successors and assigns harmless from and against any and all claims, losses or liabilities (including reasonable attorney fees, court costs and expenses of investigation as determined by a court of competent jurisdiction) incurred by any such indemnified party: (i) as a result of any breach of any of Contributing Party's representations, warranties or covenants contained in this Agreement or (ii) with respect to any liability of Contributing Party arising out of Contributing Party's operation of the Business or use of the Assets prior to the Closing Date.

9.2          Company Indemnification. Company will defend, indemnify and hold Contributing Party and its respective directors, shareholders, employees, agents, successors and assigns harmless from and against any and all claims, losses or liabilities (including reasonable attorney fees, court costs and expenses of investigation as determined by a court of competent jurisdiction) incurred by any indemnified party: (i) as a result of any breach of any of Company's representations, warranties or covenants contained in this Agreement, (ii) with respect to any of the Assumed Liabilities or (iii) with respect to Company's use of the Assets following the Closing Date.

9.3          Notice and Defense of Claims. If either party to this Agreement ("Indemnitee") receives notice or otherwise obtains knowledge of any matter with respect to which the other party to this Agreement ("Indemnitor") may become obligated to hold harmless or indemnify Indemnitee under this Section 9, then Indemnitee will promptly deliver to Indemnitor a written notice describing such matter, provided that the failure to promptly deliver such notice will not affect the indemnification obligation except to the extent the Indemnitor is prejudiced or injured thereby. If such matter involves a third party, Indemnitor will have the right, at its option, to assume the defense of such matter at its own expense and with its own counsel, provided that such counsel does not have an actual or potential conflict of interest. If Indemnitor elects to and does assume the defense of such matter, (a) Indemnitee will fully cooperate as reasonably requested by Indemnitor in the defense or settlement of such matter, (b) Indemnitor will keep Indemnitee reasonably informed of developments and events relating to such matter, and (c) Indemnitee will have the right to participate without interfering with Indemnitor or its counsel, at its own expense, in the defense of such matter. So long as Indemnitor is in good faith defending Indemnitee in such matter, Indemnitee will not settle or compromise or attempt to contact any other parties to the dispute in such matter. Unless and until the Indemnitor assumes the defense with respect to such matter, Indemnitee will have the right (but not the obligation) to defend itself, or to enter into any reasonable settlement of such matter, without prejudice to any right of recovery against Indemnitor.

9.4          Payments to Indemnified Parties. An Indemnitor with an indemnification obligation under this Section 9 will promptly reimburse each Indemnitee for all amounts owed under this Section 9 from time to time at the Indemnitee's request.

9.5          Survival of Representations. The representations and warranties set forth in this Agreement will survive from and after the Closing Date through the applicable statute of limitations (and thereafter, to the extent a claim or action is made prior to such period, until such claim or action is finally resolved). No claim for indemnification pursuant to this Section will be made by any party based upon a breach or alleged breach of any representation or warranty unless written notice of such claim or action is received by the party against whom indemnification is sought prior to expiration of the survival period.

9.6          Offset Rights. Company will be entitled to offset, dollar for dollar, claims for indemnity against Contributing Party under this Section 9 against all sums owed to Contributing Party by Company under the Administrative Services Agreement.

10.         Termination.

10.1        Termination Events. Except as provided in Section 10.2, this Agreement may be terminated at any time prior to the Closing:

10.1.1    by mutual written consent of Contributing Party and of Company;

10.1.2    by Contributing Party or Company if the Closing has not occurred by January 31, 2010;

10.1.3    by Contributing Party or Company if: (a) there is a final nonappealable order of a Governmental Body in effect permanently restraining, enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or (b) there is any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Agreement after the date of this Agreement by any Governmental Body that would make consummation of the transactions contemplated by this Agreement illegal;

10.1.4    by Company if it is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Contributing Party, or if any representation or warranty of Contributing Party has become untrue, or in any case if any of the conditions set forth in Section 3.1 or Section 3.2 would not be satisfied; provided, that, if such inaccuracy in such representations and warranties or breach by Contributing Party is curable through the exercise of commercially reasonable efforts, then Company may terminate this Agreement under this Section 10.1.4 only if the breach is not cured within 30 days after the date of written notice from Company of such breach (but no cure period will be required for a breach which by its nature cannot be cured); or

10.1.5    by Contributing Party if it is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Company such that the conditions set forth in Section 3.2.1 or Section 3.2.2 would not be satisfied; provided, that, if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company through the exercise of its commercially reasonable efforts, then Contributing Party may terminate this Agreement under this Section 10.1.5 only if the breach is not cured within 30 days after the date of written notice from Contributing Party of such breach (but no cure period will be required for a breach which by its nature cannot be cured).

10.2        Notice of Termination; Effect of Termination. Except as set forth in Section 10.1.1 any termination of this Agreement under Section 10.1 will be effective immediately upon the delivery of a valid written notice of the terminating party to the other party. Where action is taken to terminate this Agreement pursuant to Section 10.1, the terminating party must promptly deliver to the other party a notice setting forth the reason for the termination and the specific Section and subsection (as applicable) of this Agreement upon which the right of termination is based. In the event of termination of this Agreement as provided in Section 10.1, this Agreement will become void and there will be no liability on the part of any party to this Agreement, or their respective officers, directors, managers, members or shareholders; provided that each party will remain liable for any breaches of this Agreement prior to its termination.

11.          Miscellaneous Provisions.

11.1         Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns. The foregoing notwithstanding, neither party will be permitted to assign its rights or delegate its obligations under this Agreement to another party without the prior written consent of the other party to this Agreement.

11.2        Notices. Each notice, consent, request, or other communication required or permitted under this Agreement will be in writing, will be delivered personally or sent by certified mail (postage prepaid, return receipt requested) or by a recognized US overnight courier, and will be addressed as follows:

If to Company:	WS Technologies LLC
Attn: President
5300 SW Meadows Road, Suite 400
Lake Oswego, OR 97035

If to Contributing Party:	Aequitas Capital Management, Inc.
Attn: Legal Department
5300 SW Meadows Road, Suite 400
Lake Oswego, OR 97035

Each notice, consent, request, or other communication will be deemed to have been received by the party to whom it was addressed (a) when delivered if delivered personally; (b) on the second business day after the date of mailing if mailed; or (c) on the date officially recorded as delivered according to the record of delivery if delivered by overnight courier. Each party may change its address for purposes of this Agreement by giving written notice to the other party in the manner set forth above.

11.3         Alterations and Waivers. The waiver, amendment or modification of any provision of this Agreement or any right, power or remedy under this Agreement, whether by agreement of the parties or by custom, course of dealing or trade practice, will not be effective unless in writing and signed by the party against whom enforcement of such waiver, amendment or modification is sought. No failure or delay by either party in exercising any right, power or remedy with respect to any of the provisions of this Agreement will operate as a waiver of such provisions with respect to such occurrences.

11.4         Governing Law. This Agreement will be construed, governed and enforced in accordance with the laws of the State of Oregon, without regard to its choice of law provisions.

11.5         Exhibits and Schedules. The exhibits and schedules attached to this Agreement are incorporated into and are a part of this Agreement.

11.6         Integration and Entire Agreement. This Agreement and the exhibits and schedules and other documents referred to in this Agreement set forth the entire understanding between the parties and supersede all previous and contemporaneous written or oral negotiations, commitments, understandings, and agreements relating to the subject matter of this Agreement and merge all prior and contemporaneous discussions between the parties.

11.7         Counterparts and Delivery. This Agreement may be executed in counterparts. Each counterpart will be considered an original, and all of them, taken together, will constitute a single Agreement. This Agreement may be delivered by facsimile or electronically, and any such delivery will have the same effect as physical delivery of a signed original. At the request of any party, the other party will confirm facsimile or electronic transmission signatures by signing an original document.

11.8         Definitions. Whenever used in this Agreement, (a) the term "including" will be deemed to mean "including without limitation", (b) the term "person" will be deemed to mean any natural person, corporation, limited liability company, partnership or other entity, and (c) the terms "will" and "shall" have the same meaning.

11.9         Attorney Fees. In the event suit or action is instituted to interpret or enforce this Agreement, the prevailing party will be entitled to recover its attorney's fees, including those incurred on appeal, as determined by the court or arbitrator.

11.10       Specific Performance. The parties acknowledge they would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would provide an inadequate remedy. Accordingly, in addition to any other remedy at law or in equity, the nonbreaching party will be entitled to injunctive relief to prevent breaches of this Agreement and specifically to enforce this Agreement without the need for posting any bond or other security.

11.11       Rules of Construction. The parties have been represented by separate counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the parties drafting such agreement or document.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

COMPANY:	WS Technologies LLC
By microHelix, Inc., its Manager

	By	/s/ Brian A. Oliver
Brian A. Oliver
Secretary

CONTRIBUTING PARTY:	AEQUITAS CAPITAL MANAGEMENT, INC.

	By	/s/ Robert J. Jesenik
Robert J. Jesenik
President

Signature Page to WS Technologies, LLC Contribution Agreement (ACM)

ATTACHED SCHEDULES AND EXHIBITS

Schedule 1.1.4 – Assumed Contracts
Schedule 1.1.5 – Telephone Lines and Numbers
Schedule 1.2 – Excluded Assets
Schedule 1.3 – Assumed Liabilities
Schedule 7 – Disclosure Schedule
Exhibit A – Form of Servicing Agreement
Exhibit B – Form of Contribution Agreement with CarePayment, LLC
Exhibit C – Form of Contribution Agreement with microHelix, Inc.
Exhibit D – Form of Sublease
Exhibit E – Form of Administrative Services Agreement
Exhibit F – Form of Amendment to Promissory Note

Schedules and Exhibits

Schedule 1.1.4
Assumed Contracts

1.	Agreement dated April 20, 2007, as amended, between I.C. System, Inc. and Aequitas Capital Management, Inc./CarePayment, LLC

2.	Trans Union Master Agreement for Consumer Reporting and Ancillary Services dated February 2, 2006 between Trans Union LLC and Aequitas Capital

3.	Agreement dated April 29, 2005, as amended, between Fiserv Solutions, Inc. and Aequitas Capital Management, Inc.

Schedule 1.1.4

Schedule 1.1.5
Telephone Lines and Numbers

(503) 419-3505

(866) 498-9861

(630) 886-8470 (Ridge cell)

(972) 841-9041 (Armstrong cell)

(503) 309-6528 (McClurg cell)

(503) 419-3585 (facsimile)

Schedule 1.1.5

Schedule 1.2
Excluded Assets

Computer hardware
Off-the-shelf software
Cash and cash equivalents

Schedule 1.2

Schedule 1.3
Assumed Liabilities

All accumulated paid time off existing as of the Closing Date with regard to each employee that Company hires.

Schedule 1.3

Schedule 7
Disclosure Schedule

7.4	Title to Assets.

There is a blanket security interest in favor of ACF, LLC, partial release to be filed within ten days of closing.

Schedule 7

Exhibit A

Form of Servicing Agreement

Exhibit A

SERVICING AGREEMENT

This Servicing Agreement (this "Agreement") is made as of December 31, 2009, by and between CarePayment, LLC, an Oregon limited liability company ("Owner"), and WS Technologies, LLC, an Oregon limited liability company ("Servicer").  Aequitas Holdings, LLC, an Oregon limited liability company ("Aequitas") is a party to this Agreement solely for purposes of agreeing to Section 8.1.

Recitals

A.          Owner is in the business of purchasing or obtaining the right to collect consumer receivables generated by hospitals on a recourse basis with respect to the hospital ("Receivables").

B.           Servicer provides Receivables origination, servicing, collection and administration services.

C.           Owner desires to engage Servicer to originate, manage and service the collection of Receivables purchased or controlled by Owner, and Servicer wishes to provide such services, all on the terms and conditions provided for in this Agreement.

Agreement

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, Owner and Servicer hereby agree as follows:

1.           Servicing.

1.1           Appointment of Servicer.  Owner hereby appoints Servicer as the sole and exclusive servicer to collect, administer and service the Receivables purchased or controlled by Owner, including negotiating with hospitals on behalf Owner with respect to such services.  Owner hereby appoints Servicer as the non-exclusive originator of Receivables purchased or controlled by Owner, including negotiating with hospitals on behalf Owner with respect to such services.  Servicer shall have the full power and authority to do or cause to be done any and all things in connection with such servicing, administration and collection as Servicer may deem to be necessary or desirable to optimize the recoverable value from such Receivables, and in furtherance thereof is authorized and shall have the sole authority to (a) collect and post all payments on the Receivables, (b) communicate with the hospitals and patients to whom the Receivables relate, (c) commence and pursue collection actions with respect to any Receivable, and (d) perform such other practices and procedures as Servicer may deem necessary or desirable in connection with servicing, administering and collecting Receivables.  Upon request, Owner shall furnish Servicer with any powers of attorney or other documents that Servicer may reasonably request in order for Servicer to perform its obligations under this Agreement.  Servicer agrees to employ lawful means in its efforts to collect Receivables.  In providing its services, Servicer shall conform to a standard of practice and care consistent with industry standards.

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1.2           Receivable Files.  Owner shall deliver or cause to be delivered to the Servicer all files and records related to the Receivables, together with such other documents as Servicer may reasonably require in order to perform its duties under this Agreement.  All documents described in this Section 1.2 are referred to collectively herein as the "Receivable Documents."  Servicer will retain in its possession originals of the Receivable Documents and will hold all such documents on behalf of Owner.  Such documents shall be accessible for inspection and copying by Owner or its representative or agent upon reasonable advance notice during normal business hours.  For purposes of this Agreement, "original" Receivable Documents may include documents received in electronic form (whether by facsimile transmission, in "pdf" files or otherwise).

1.3           Subservicing.

1.3.1        Servicer may appoint one or more sub-servicers from the list of Approved Sub-servicers (defined below) to perform Servicer's duties under this Agreement (each, a "Sub-servicer").  The appointment of any Sub-servicer by the Servicer does not relieve Servicer of any of its duties or responsibilities under this Agreement, and Servicer shall be responsible for managing the activities of any Sub-servicer.  The amount of the subservicing fees payable to any Sub-servicer shall be payable by Servicer from the Servicing Fee paid to Servicer by Owner.

1.3.2        Servicer's list of approved Sub-servicers ("Approved Sub-servicers") and sub-contractors is on the attached Exhibit A.  Servicer shall not add or remove Sub-servicers from the list of Approved Sub-servicers or amend, modify or replace any agreement it may have with its Sub-servicers without the prior written consent of Owner, which consent shall not be unreasonably withheld, delayed or conditioned.

1.4           Payment Collections.  Servicer is responsible for collection of all payments made with respect to Receivables. and for accounting to Owner for all Collections.  Servicer is responsible for instructing hospitals and patients to remit payments and/or settlements to Servicer.  Owner will promptly report to Servicer any direct payments it receives from hospitals or patients with respect to any Receivables.

1.5           Deposit to Collection Account; Reports. Servicer shall cause all collections of Receivables ("Collections") received by Servicer to be deposited daily into an account (the "Collection Account") within two business days after receipt.  Servicer shall provide Owner with a daily and weekly (on Monday of each week unless such day is a legal holiday) reconciliation report, in electronic form reasonably satisfactory to Owner, of all Collections and deposits since the date of the last daily or weekly report, as applicable (the "Reconciliation Report").

1.6           Insurance.  Servicer shall maintain policies of insurance or other evidence of insurance coverage as follows:

1.6.1        Comprehensive general liability insurance with a combined single limit of not less than $1 million.

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1.6.2        Comprehensive errors and omissions insurance providing coverage in the amount of not less than $1 million covering any loss or damage for which Servicer may become liable arising out of errors, omissions or other defects arising out of or relating to collection and administration of the Receivables, including alleged violations of federal or state laws relating to collection practices, including credit protection laws.

1.6.3        Employee dishonesty insurance (or similarly named and purposed insurance or bond) providing coverage in the amount of not less than $2 million.

Owner shall be designated as an additional insured on all such liability policies.  In addition, Servicer shall use commercially reasonable efforts, to the extent possible, to extend coverage under Servicer's liability and errors and omissions policies to include coverage for the liabilities, errors and omissions of its Sub-servicers.  Servicer shall maintain all insurance required above and by applicable law with financially sound and reputable independent insurers.  Servicer shall provide to Owner, upon Owner's request, copies of such policies or certificates of insurance.  The policies required above shall provide that Owner shall receive 30 days' written notice prior to amendment or cancellation.

Servicer shall adhere to Servicer's standard practices and policies in the selection of all Sub-servicers and shall use Sub-servicers that are reputable and licensed and shall use commercially reasonable efforts to ensure that all Sub-servicers are bonded (where appropriate) and that they maintain commercially reasonable forms and levels of insurance coverage.

1.7           Access By Financing Sources.  Upon reasonable advance notice, Servicer agrees to make its representatives reasonably available from time to time to discuss with Owner and/or its financing sources the status of Servicer's servicing activities and the status of the Receivable portfolios.

2.           Compensation.

2.1           Servicing Fee.  Owner will pay Servicer the following fees:

2.1.1        a monthly Servicing Fee (the "Servicing Fee") in an amount equal to 0.4167% of total Eligible Receivables existing as of the last business day of the preceding month;

2.1.2        an origination fee ("Origination Fee") equal to 6.0% of the original balance of all newly generated Eligible Receivables, plus 6.0% of the balance of all Transferred Billing Receivables, and

2.1.3        The Back End Fee.

2.2           "Eligible Receivables" are those Receivables owed by a debtor deemed credit worthy by mutual agreement of Owner and Servicer that have been funded by Owner.

2.3           "Transferred Billing Receivables" are those Receivables that are not initially Eligible Receivables, but become Eligible Receivables following satisfaction of performance metrics as developed from time to time by Owner and Servicer and are funded by Owner.

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2.4           "Back End Fee" means 25.0% of the amount calculated as follows with respect to each calendar quarter during the Term:

2.4.1        The net income of Owner as determined on a quarterly basis in accordance with generally accepted accounting principles,

2.4.2        plus actual interest expense for the quarterly period,

2.4.3        minus an assumed cost of funds of Owner of 18% per annum with respect to all funded Receivables.

2.5           Payment of Servicing Fee, Origination Fee and Back End Fee.

2.5.1        On or after the first business day of each month, Servicer shall invoice Owner for the Servicing Fee for the immediately preceding month.  Such invoice shall include Servicer's calculation of the unpaid balance of Eligible Receivables and Transferred Billing Receivables serviced by Servicer during the immediately preceding month in reasonable detail satisfactory to Owner.  The Servicing Fee shall be due on the 15th day of the month immediately following the month in which Services were performed or, if the 15th day of the month is not a business day, then the first business day thereafter.

2.5.2        Owner shall pay Servicer all Origination Fees simultaneously with Owner's funding of Eligible Receivables and Transferred Billing Receivables.  Such payments shall be accompanied by certificates, in reasonable detail satisfactory to Servicer, identifying the Eligible Receivables and/or Transferred Billing Receivables to which such payments apply.

2.5.3        Owner shall pay Servicer all Back End Fees quarterly in arrears, with each payment due by the 30th day following the end of each calendar quarter.

2.6           Additional Compensation.  Owner shall pay Servicer an amount equal to Servicer's actual monthly losses incurred during the first three months of the Term, and an amount equal to 50% of Servicer's actual monthly losses incurred during months four through six of the Term (each such payment being a "Shortfall Fee").  If Servicer incurs actual monthly losses in months four through six of the Term, the parties will negotiate in good faith as to whether the Shortfall Fee will continue after month six of the Term.  Beginning on February 15, 2010, such payments shall be made within 15 days after the end of each month, following Owner's receipt from Servicer of information detailing the amount of the loss for each month, in such form as is reasonably acceptable to Owner.  Owner may, in its discretion, make an advance payment under this Section 2.6 in January 2010, which payment would be credited toward any future payments due under this Section 2.6.

2.7           Owner's Offset.  Owner may offset any amounts due from Owner under this Agreement against amounts owed by Servicer to Owner under the Administrative Services Agreement dated December 31, 2009 between Owner and Servicer and the Sublease dated December 31, 2009 between Owner and Servicer.

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2.8           Taxes.  All taxes, duties or charges in the nature of sales, use or excise taxes resulting from Servicer's performance under this Agreement will be treated as operating costs of, and will be paid by, Owner.  Notwithstanding the prior sentence, Owner shall have no responsibility for any taxes based on Servicer's income, which taxes will be Servicer's sole responsibility.

3.           Books and Records; Reports; Inspection Rights.

3.1           Books and Records.  Servicer shall keep books and records pertaining to the Receivables.  Owner shall keep books and records pertaining to the Back End Fee.  Upon reasonable prior notice, each party shall grant the other reasonable access to such books and records.  All such books and records and all Receivable Documents, whether or not developed or originated by Servicer,  shall remain at all times the property of Owner; provided, however, that Servicer shall have the right to maintain a copy of such books, records and Receivable Documents and shall retain the right to use such books, records and Receivable Documents to develop data, databases, information and reports (collectively, the "Data").  All right, title and interest in and to the Data shall remain at all times the sole property of Servicer, and Owner shall not have any rights to the Data, except that Owner shall have a nonexclusive, royalty-free perpetual license to use the Data developed by Servicer in connection with this Agreement.

3.2           Reporting.  In addition to the Reconciliation Reports, Servicer shall provide Owner mutually agreed upon reports and information on a weekly or as needed basis.

3.3           Inspection and Audit Rights.

3.3.1        Servicer will be responsible to make such examinations of the books and records of each Sub-servicer that is servicing Receivables owned or controlled by Owner as Servicer deems reasonably necessary in order to verify the accuracy of cash receipts and disbursements reported by each Sub-servicer.

3.3.2        Subject to Section 3.3.3 below, on not less than five business days prior written notice, each party shall permit the other party or its respective agents, representatives or designees, at the sole cost and expense of the examining party, during normal business hours, to examine or make copies of abstracts from all books, records and documents, including computer tapes and disks and constituting Receivable Documents or otherwise relating to the Receivables or Servicer's or any Sub-servicer's collection activities with respect to the Receivables, or the Back End Fee.  Subject to Section 3.3.3 below, the examining party shall reimburse all costs and expenses of the party whose books and records are being examined, or its respective agents, representatives or designees incurred under this Section at prevailing rates.  Examinations may be performed either on-site or remotely at Owner's discretion.  Upon request, the party whose books and records are being examined shall provide to the examiner(s) a reasonable workspace and the use of on-site photocopying equipment.  The party whose books and records are being examined shall allow full and free access to records relating to the Receivable Documents or the Back End Fee and shall provide necessary technical assistance as required to access such records.  The party whose books and records are being examined shall deliver any document or instrument necessary for the examining party, as it may from time to time reasonably request, to obtain records from any service bureau or other person that maintains records for the party whose books and records are being examined, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by the party whose books and records are being examined.  The examining party agrees to advise the party whose books and records are being examined of the exceptions/discrepancies identified in any examination and agrees to allow the party whose books and records are being examined a reasonable period of time to respond to them.

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3.3.3        If, after examination, there is a discrepancy as to the amount of any fees paid or payable under this Agreement with respect to the period examined (which period shall not be less than 90 days), the parties will use commercially reasonable efforts to resolve the discrepancy.  If the parties cannot resolve the discrepancy within 30 days after the last date on which the examination of the records giving rise to the discrepancy occurred, the parties will submit the discrepancy to an independent accounting firm to be agreed to by the parties for resolution.  If the discrepancy, as agreed by the parties or as determined by the independent accountants, is 10% or greater, the fees and expenses of the examination and of the independent accountants will be borne by the losing party.

3.3.4        So long as the party whose books and records are being examined is not in default of its obligations under this Agreement, examination of that party's books and records shall occur no more often than once per calendar quarter.

3.4           Record Retention.  Each party agrees to maintain all records relating to this Agreement for a period of not less than seven years from the date of origination of such records or such longer time as may be required by law or regulation.  Such records may be retained in electronic format unless otherwise required by specific law or regulation in which case the records will be retained in the required format.

4.           Term and Termination.

4.1           Term.  This Agreement will be for term ending on December 31, 2034 (the "Term").

4.2           Termination by Owner.  Notwithstanding anything herein to the contrary, Owner may terminate Servicer's services under this Agreement, by giving at least 30 days' prior written notice to Servicer upon the occurrence of any of the following (each a "Termination Event"):

4.2.1        Servicer's failure to observe or perform in any material respect any obligation, covenant or agreement required to be performed by Servicer under this Agreement or Servicer's material breach of any agreement with a third party that would materially affect Servicer's ability to observe or perform in any material respect any obligation, covenant or agreement required to be performed by Servicer under this Agreement, which failure or material breach is not cured (if capable of being cured) within 90 days after receipt of notice from Owner or the third party specifying such failure or material breach or, if the cure requires more than 90 days, the failure of Servicer to promptly initiate steps to cure such failure or material breach and thereafter to diligently continue and complete all commercially reasonable and necessary steps sufficient to cure such material breach.

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4.2.2        Any gross negligence or willful misconduct by Servicer directly resulting in material damage to Owner's reputation in the industry and an actual monetary loss to Owner, regardless of whether Owner has been reimbursed by Servicer or its insurer.

4.2.3        Servicer closes for business, dissolves, becomes insolvent, admits in writing its inability to pay its debts generally, applies for the appointment of a receiver or custodian, makes an assignment for the benefit of creditors, or a voluntary or involuntary petition under any state or federal bankruptcy laws is filed by or against Servicer and, in the case of any involuntary filing, the petition is not dismissed within 30 days after the filing thereof.

4.2.4        Servicer fails to meet the Benchmark during any 12 month period during the Term on a rolling basis, beginning with the twelve month period ending December 31, 2010, which failure remains uncured for more than 90 days following Servicer's receipt of written notice identifying with specificity any failure to meet the Benchmark.  For purposes of this Agreement, the "Benchmark" means, with respect to Receivables and Transferred Billing Receivables for a calendar year, the finance charge income of Owner from such Receivables for such calendar year represents at least an 18% annual internal rate of return on Owner's funding of such Receivables, after deduction of Servicing Fees and Origination Fees paid to Servicer during such calendar year.

4.3           Termination by Servicer.  Notwithstanding anything herein to the contrary, Servicer may terminate this Agreement by giving at least 30 days' prior written notice to Owner and Lender upon the occurrence of any of the following events:

4.3.1        Owner fails to pay to Servicer any undisputed Servicing Fee, Origination Fee, Back End Fee or Shortfall Fee payment when due and such failure is not cured within 30 days after receipt of notice from Servicer specifying such failure.

4.3.2        Any gross negligence or willful misconduct by Owner or any member, employee, agent or Affiliate of Owner resulting in damage to Servicer's reputation and a material loss or damage to Servicer, regardless of whether Servicer has been reimbursed by Owner or its insurer.

4.3.3        Owner closes for business, dissolves, becomes insolvent, admits in writing its inability to pay its debts generally, applies for the appointment of a receiver or custodian, makes an assignment for the benefit of creditors, or a voluntary or involuntary petition under any state or federal bankruptcy laws is filed by or against Owner and, in the case of any involuntary filing, the petition is not dismissed within 30 days after the filing thereof.

4.4           Effect of Termination. Upon termination of this Agreement, Servicer shall:

4.4.1        within 10 business days, deliver or cause to be delivered to Owner all Receivable Documents then in the possession of Servicer or any Sub-servicer, together with all Data and all other information and documentation relating to the servicing and collection of the Receivables (with Servicer having the right to retain copies thereof), in an orderly form as reasonably requested by Owner;

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4.4.2        within five business days after termination and thereafter within five business days after receipt by Servicer, remit all Collections to Owner;

4.4.3        within two business days after receipt, forward to Owner or other person designated by Owner all correspondence received by Servicer or, to Servicer's knowledge, any Sub-servicer with respect to any Receivable; and

4.4.4        upon written request from Owner, Servicer shall (i) prepare, execute and deliver any and all documents and other instruments reasonably required by Owner in connection with the succession by Owner, (ii) place in Owner's possession all records related to the Receivables and all other servicing files, (iii) transfer to Owner for administration by it all cash amounts, if any, which as of such time have been deposited by Servicer, or Sub-servicer in the Collection Account or thereafter be received by Servicer or Sub-servicer with respect to the Receivables, and (iv) use commercially reasonable efforts to do or accomplish all other acts or things reasonably necessary or appropriate to enable Owner to assume and discharge the servicing obligations.  In addition, Servicer agrees to cooperate and use commercially reasonable efforts in providing at the Servicer's expense Owner with reasonable access (including at the premises of the Servicer or Sub-servicer) to Servicer's employees, and to use commercially reasonable efforts to cause its Sub-servicers to provide Owner with access to the employees of any Sub-servicer, and reasonable access to any and all of the books, records (in electronic or other form) or other information reasonably requested by it to enable Owner to assume the servicing functions.

5.           Representations and Warranties.

5.1           By Servicer.  Servicer represents and warrants to Owner as follows:

5.1.1        Servicer is a corporation duly organized and validly existing under the laws of the State of Oregon, and is authorized to conduct business in all states in which a failure to qualify would materially and adversely affect its ability to perform its services, including origination services, pursuant to this Agreement.

5.1.2        The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action by Servicer.  This Agreement has been duly and validly executed and delivered on behalf of Servicer and is binding upon and enforceable against Servicer in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the rights of creditors, and except as enforceability may be limited by rules of law governing specific performance, injunctive relief or other applicable remedies.

5.1.3        Servicer has operated and will continue to operate its business in accordance with all federal, state and local laws, statutes and regulations, including credit protection laws and the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), and Servicer is not in violation of any such laws or regulations other than such violations which singly or in the aggregate do not, and, with the passage of time will not, have a material adverse effect on its business or assets, or its ability to perform its obligations under this Agreement.

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5.2           By Owner.  Owner represents and warrants to Servicer as follows:

5.2.1        Owner is a limited liability company duly organized and validly existing under the laws of the State of Oregon.

5.2.2        The execution, delivery and performance of this Agreement have been duly authorized by all necessary limited liability company action by Owner.  This Agreement has been duly and validly executed and delivered on behalf of Owner and is binding upon and enforceable against Owner in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the rights of creditors, and except as enforceability may be limited by rules of law governing specific performance, injunctive relief or other applicable remedies.

5.2.3        Neither the execution and delivery of this Agreement by Servicer nor the consummation of the transactions contemplated by this Agreement will (i) violate any applicable law, judgment, order, decree, regulation or ruling of any governmental authority, or (ii) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, or result in the breach of the terms, conditions or provisions of or constitute a default under any agreement, instrument, license or permit to which Servicer is a party or by which Servicer is bound.

6.           Indemnification; Limitation of Liability.

6.1           Indemnity by Servicer.  Servicer agrees to indemnify, defend and hold harmless Owner and its respective officers, directors, managers, employees, agents and affiliates (each an "Owner Indemnified Party"), from and against any and all claims, losses, liabilities, damages, penalties, fines, forfeitures, legal and accounting fees and all other fees or costs of any kind, judgments or expenses (collectively, "Losses") resulting from or arising out of (a) any breach by Servicer of any of the representations and warranties made by it in this Agreement; (b) any failure of Servicer to comply with and perform all of its duties and agreements under this Agreement; and (c) any and all claims, actions or proceedings brought against Owner by any third party as a result of or based upon the actions or omissions by Servicer in the performance of its obligations under this Agreement (provided that such action or inaction was not undertaken at the direction of Owner Indemnified Party), including any failure by Servicer, any Sub-servicer or any of their agents, representatives or employees to comply with all applicable laws, rules and regulations, including credit protection laws and HIPAA, and any other action taken in collection of the Receivables.  Servicer shall have no obligation to indemnify, defend or hold any Owner Indemnified Party harmless in the event that any Losses result from the negligent or wrongful acts or omissions of such person or its respective agents or employees.

6.2           Indemnity by Owner. Owner agrees to indemnify, defend and hold harmless Servicer and its officers, directors, employees, agents and affiliates (each a "Servicer Indemnified Party") from and against any and all Losses resulting from or arising out of (a) any breach by Owner of any of the representations and warranties made by it in this Agreement; (b) any failure of Owner to comply with and perform all of its duties and agreements under this Agreement; (c) and any and all claims, actions or proceedings brought against Servicer by any third party as a result of or based upon the actions or omissions of Owner in the performance of its obligations under this Agreement (provided that such action or inaction was not undertaken at the direction of the Servicer Indemnified Party).  Owner shall have no obligation to indemnify, defend or hold any Servicer Indemnified Party harmless in the event that any Losses result from the negligent or wrongful acts or omissions of such person or its agents or employees.

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6.3           Limitation of Liability.  Except as set forth above, in no event will any party be liable to another party for any punitive or exemplary damages, even if a party has been advised of the possibility of such damages, arising out of this Agreement.  In no event will Servicer be liable for the uncollectibility of any Receivables or the timing of actual collections on any Receivables under any circumstances.

7.           Confidential Information.

7.1           Confidentiality.  Each party hereto agrees that it shall not disclose or transfer to any third party any information concerning the customers, trade secrets, methods, processes or procedures or any other confidential, financial or business information (collectively, "Confidential Information") of the other party which it learns during the course of this Agreement, without the prior written consent of such other party.  Notwithstanding the foregoing, the parties may disclose each other's Confidential Information without obtaining prior written consent in the following circumstances only: (i) to employees of the disclosing party or the disclosing party's consultants or agents or attorneys, on a "need to know basis," who require such information in order to assist the disclosing party in performing this Agreement (so long as the disclosing party takes such precautions or obtains such agreements as it would take or obtain in the ordinary course of its business to protect its own confidential and proprietary information); and (ii) as required in order to comply with any subpoena, court order or applicable law, rule or regulation, provided that the disclosing party gives the other party prior written notice of such disclosure (unless prohibited by applicable law) and reasonably cooperates with the other party in protecting the confidential or proprietary nature of the information which must be so disclosed, at the other party's expense.  Notwithstanding anything to the contrary in this Agreement, no party shall have an obligation to keep secret any Confidential Information which is in or becomes part of the public domain not due to the fault of any such party or is known to such party prior to entry into this Agreement.

7.2           Protection of Confidential Information.  Each party agrees that it will take all commercially reasonable steps to protect the secrecy of and avoid disclosure of Confidential Information of the other party in order to prevent it from falling into the public domain or the possession of unauthorized persons.  Each party agrees to promptly notify the other party in writing of any misuse or misappropriation of Confidential Information of the other party that may come to its attention.

7.3           Relief.  In the event of a breach or threatened breach by any party of the foregoing provisions, because of the uncertainty of damages resulting there from, each party shall be entitled to an injunction restraining another party from any such breach or threatened breach.  Nothing herein shall be construed as prohibiting a party from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the breaching party.

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7.4           Continuing Obligations.  The obligations of the parties under this Section 7 shall survive the expiration, cancellation or other termination of this Agreement.

8.           Exclusivity.

8.1           Owner and Aequitas Exclusivity.  Each of Owner and Aequitas agrees that:

8.1.1        During the Term, Servicer will be entitled, at Servicer’s option, to service any Receivables purchased by Owner or Aequitas or any affiliate of Owner or Aequitas on terms substantially identical to those included herein, whether or not such Receivables were identified for purchase by Servicer, Owner, Aequitas, any affiliate of Servicer, Owner or Aequitas or any third party.  This subsection shall terminate upon the occurrence of Servicer’s material breach of this Agreement, which material breach is not cured by Servicer within any applicable cure period (which shall not be less than thirty (30) days) following Servicer’s receipt of a reasonably detailed written notice from Owner describing the alleged breach.

8.1.2        During the Term, neither Owner, Aequitas, nor any affiliate of Owner or Aequitas will, acting alone or in conjunction with others, directly or indirectly, engage (either as sole proprietor, owner, partner, manager, member, shareholder, employer, employee, officer, director, consultant or agent) in the United States in the creation, management or ownership of or in any sole proprietorship, corporation, partnership, limited liability company or other entity that has or obtains the right to collect or service Receivables in any manner that would circumvent Servicer's rights under Section 8.1.1.  Ownership of not more than 1% of the equity securities of any company having securities listed on an exchange or regularly traded in the over-the-counter market will not, of itself, be deemed inconsistent with this Section 8.1.2.

8.2           Servicer Exclusivity.  Servicer agrees that:

8.2.1        During the Term, Owner will have the exclusive right to purchase any receivables identified for purchase by Servicer and its affiliates.

8.2.2        During the Term, Servicer will not (and will cause its affiliates to not) participate in the purchase, sale or funding of any receivables unless and until Owner or any of its affiliates has waived in writing its rights to purchase such receivables.

9.           Miscellaneous.

9.1           Severability.  Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties to this Agreement waive any provision of law which prohibits or renders void or unenforceable any provision of this Agreement.  If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

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9.2           Notices.  Each notice, consent, request, or other communication required or permitted under this Agreement will be in writing, will be delivered personally or sent by certified mail (postage prepaid, return receipt requested) or by a recognized US overnight courier, and will be addressed as follows:

If to Servicer:	WS Technologies LLC
Attn:  President
5300 SW Meadows Road, Suite 400
Lake Oswego, OR 97035

If to Owner:	CarePayment, LLC
Attn:  Legal Department
5300 SW Meadows Road, Suite 400
Lake Oswego, OR 97035

Each notice, consent, request, or other communication will be deemed to have been received by the party to whom it was addressed (a) when delivered if delivered personally; (b) on the second business day after the date of mailing if mailed; or (c) on the date officially recorded as delivered according to the record of delivery if delivered by overnight courier.  Each party may change its address for purposes of this Agreement by giving written notice to the other party in the manner set forth above.

9.3           Counterparts.  This Agreement may be executed in counterparts.  Each counterpart will be considered an original, and all of them, taken together, will constitute a single Agreement.  This Agreement may be delivered by facsimile or electronically, and any such delivery will have the same effect as physical delivery of a signed original.  At the request of any party, the other party will confirm facsimile or electronic transmission signatures by signing an original document.

9.4           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oregon, without giving effect to conflicts of laws principles thereunder.

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9.5           Venue/Jurisdiction.  Each of the parties hereby irrevocably agrees that any dispute arising under or in any way relating to this Agreement shall be litigated solely and exclusively in a federal or state court sitting in Multnomah County, Oregon.  Each party hereby agrees that if it attempts to commence any action regarding a dispute arising under or in any way relating to this Agreement in any court other than a federal or state court sitting in Multnomah County, Oregon, the other party may obtain an immediate order dismissing such action for improper venue or an order transferring venue to a federal or state court sitting in Multnomah County, Oregon.  Each of the parties hereby irrevocably submits to the personal jurisdiction of any federal or state court sitting in Multnomah County, Oregon, in any action or proceeding arising out of or in any way relating to this Agreement.  Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each party also irrevocably waives the right to a trial by jury in connection with any action brought to construe or enforce this Agreement.

9.6           Amendments.  This Agreement may be amended from time to time by a written instrument signed by Servicer and Owner and no waiver of any of the terms hereof by any party shall be effective unless it is in writing and signed by the other parties.

9.7           Integration.  This Agreement comprises the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to such subject matter, superseding all prior oral or written understandings.

9.8           Agreement Effectiveness.  This Agreement shall become effective upon delivery of fully executed counterparts hereof to each of the parties hereto.

9.9           Headings Descriptive; Interpretation.  The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.  All references in this Agreement to "Section" or "Sections" without additional identification refer to the Section or Sections of this Agreement.  The words "will" and "shall" have the same meaning.  The words "include," "includes" and "including" shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

9.10         Advice from Independent Counsel.  The parties hereto understand that this Agreement is a legally binding agreement that may affect such party's rights.  Each party hereto represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

9.11         Assignment.  Except as may otherwise be provided herein, Servicer may not assign, delegate and/or subcontract all or substantially all of this Agreement or its rights hereunder, or delegate its obligations hereunder without the prior written consent of Owner.  Any attempted assignment, delegation, and/or subcontracting without the requisite consent of Owner shall be null and void.  Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

9.12         Judicial Interpretation.  Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any person by reason of the rule of construction that a document is to be construed more strictly against the person who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Agreement.

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9.13         Further Assurances.  The parties agree to execute such other documents as may be necessary to implement this Agreement and carry out the intent of the parties to this Agreement.

9.14         Survival.  Sections 2, 3, 6, 7, 8 and 9 and each other provision of this Agreement that expressly or by its nature provides for rights, obligations or remedies that extend beyond the expiration or earlier termination of this agreement, will survive and continue in full force and effect after this Agreement expires or is earlier terminated.

9.15         Independent Contractor Status.  Servicer's relationship to Owner with respect to the services to be performed under this Agreement shall be that of an independent contractor.  Servicer assumes full responsibility for the actions of its personnel in the performance of the services under this Agreement and will be solely responsible for their supervision, daily direction and control and will be responsible for their acts or omissions in performing Servicer's obligations hereunder.  Servicer shall have sole responsibility for the payment of salary (including withholding of income taxes and social security), worker's compensation and all other forms of compensation for its personnel.

9.16         Attorney Fees.  In the event arbitration, suit or action is instituted to enforce or determine the parties' rights or duties in connection with this Agreement, the prevailing party shall recover from the losing party all costs and expenses, including reasonable attorney fees, incurred in such proceedings, including any appellate or bankruptcy proceedings.

9.17         Public Announcements.  Except as required by applicable law or regulations, no party to this Agreement will make any public announcement or any press release regarding this Agreement, or the transactions contemplated herein, without the prior written consent of the other parties.  In addition, prior to making any public announcement or press release, each party will afford the other parties the opportunity to review and reasonably comment on the contents of such release.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their authorized officer as of the day and year first above written.

MICROHELIX, INC., as Servicer

By
Name
Its	President

CAREPAYMENT, LLC

By Aequitas Capital Management, Inc., its Manager

By
Robert J. Jesenik, President

For purposes of agreeing to Section 8.1 only:

AEQUITAS HOLDINGS, LLC

By Aequitas Capital Management, Inc., its Manager

By
Robert J. Jesenik, President

Signature page to Servicing Agreement

EXHIBIT A

APPROVED SUB-SERVICERS/SUBCONTRACTORS

I.C. System, Inc.

Revenue Cycle Partners, LLC

CareMedic Systems, Inc.

Capio Partners, LLC

Ivey Performance Marketing LLC

TransUnion

Evolute Consolidated Holdings LLC

NW Plastic Cards

Wright Business Graphics

Page 1 – EXHIBIT A

Exhibit B

Form of Contribution Agreement with CarePayment, LLC

Exhibit B

CONTRIBUTION AGREEMENT

This Agreement is made and entered into effective as of December 30, 2009 (the "Effective Date"), by and between WS Technologies LLC dba Windswept Technologies, an Oregon limited liability company ("Company"), and CarePayment, LLC, an Oregon limited liability company ("Contributing Party").

Background

A.  Contributing Party owns the marks CarePayment® and CarePayment.com, including all stylized versions and logos associated with such trademarks (the "Marks"), and the Internet domain name "CarePayment.com", including all lower-level internet domain names for which "CarePayment.com" is a root or parent, whether in the form of an address for use in electronic mail transfer, a Uniform Resource Locator or other form suitable for specifying the location of an electronic data file over a distributed computer network (the "Domain Name").

B.  Contributing Party and certain other parties have entered into an Operating Agreement (the "Operating Agreement") pursuant to which Company will service and collect consumer receivables generated by hospitals on a recourse basis with respect to the hospital as a result of the contribution of the Assets (defined below) by Contributing Party and certain assets contributed by the other parties to the Operating Agreement, who collectively will own all of the ownership interests in Company.

C.  Contributing Party wishes to make the contribution of Assets in return for the receipt of ownership interests of Company.

Agreement

In consideration of the mutual promises and covenants set forth in this Agreement, the parties agree as follows:

1.           Contribution of Assets.

1.1           Contribution.  Subject to the terms and conditions set forth in this Agreement, Contributing Party agrees to transfer the Marks, the Domain Name and all goodwill related to the Marks and the Domain Name to Company at Closing (defined below) (collectively, the "Assets"), free and clear of all mortgages, liens, security interests, pledges, encumbrances, claims, conditions and restrictions, of any nature whatsoever, direct or indirect, whether accrued, absolute or contingent, known or unknown (collectively, "Encumbrances").

1.2           Assets not to be Transferred.  Contributing Party will retain, and Company will not acquire, any assets of Contributing Party not specifically identified in Section 1.1 above.

1.3           No Assumed Liabilities.  Other than the Assumed Contracts, Company will not assume or agree to pay, perform, or discharge, and Contributing Party will remain liable for, any cost, debt, obligation, tax, or liability, whether known or unknown, contingent or otherwise, of Contributing Party of any kind or nature whatsoever.

2.           Ownership Interests.  Concurrently with Contributing Party's contribution of the Assets to Company at Closing, and in exchange for the Assets, Company will issue to Contributing Party a 22% ownership interest in Company, which will be held by Contributing Party pursuant to the terms of and will have all of the rights set forth in the Operating Agreement.

3.           Closing.  The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Tonkon Torp LLP at 1600 Pioneer Tower, 888 SW Fifth Avenue, Portland, Oregon 97204, at 10:00 a.m. Pacific Time on December 31, 2009, or at such other place or time as Company and Contributing Party mutually agree (the "Closing Date").

3.1           Company's Conditions to Closing.  The obligations of Company to consummate the Closing and otherwise effect the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

3.1.1       Representations and Warranties.  The representations and warranties of Contributing Party in this Agreement will be true and correct as of the Closing as if made as of the Closing, except (i) for changes contemplated by this Agreement, and (ii) for those representations and warranties which address matters only as of a particular date (which will be true and correct as of such particular date).

3.1.2       Agreements and Covenants.  Contributing Party will have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

3.1.3       Certificate.  Company will have been provided with a certificate executed by Contributing Party to the effect that, as of the Closing the conditions set forth in Sections 3.2.1 and 3.2.2 have been duly satisfied.

3.1.4       Transfer Documents; Other Agreements.  At Closing, Company will have received:

(a)           A Trademark Assignment in the form of attached Exhibit A;

(b)           A Domain Name Assignment in the form of attached Exhibit B;

(b)           A Servicing Agreement in the form of attached Exhibit C executed by Contributing Party;

(c)           A fully executed Contribution Agreement between Company and Aequitas Capital Management, Inc. in the form attached as Exhibit D;

(d)           A fully executed Contribution Agreement between Company and microHelix, Inc. in the form attached as Exhibit E; and

(e)           A fully executed Operating Agreement.

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3.1.5       Suits, Actions or Proceedings.  No suit, action, arbitration or other proceeding will be pending before any court, arbitrator or Governmental Body which may result in the restraint or prohibition of the consummation of the transactions contemplated by this Agreement.

3.1.6       No Material Adverse Change.  There will not have occurred since the date of this Agreement any event, change, effect, occurrence or state of facts individually or in the aggregate which has had or could have a material adverse effect on the ability of the parties to effect the transactions under this Agreement.

3.1.7       Due Diligence Review.  Company will have been satisfied, in its sole discretion, with its due diligence review of the Assets, including Company's review of Exhibits and Schedules to be attached to this Agreement at or prior to Closing.

3.2           Contributing Party's Conditions to Closing.  The obligations of Contributing Party to consummate the Closing and otherwise effect the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Contributing Party:

3.2.1       Representations and Warranties.  The representations and warranties of Company in this Agreement will be true and correct as of the Closing as if made as of the Closing, except (i) for changes contemplated by this Agreement, and (ii) for those representations and warranties which address matters only as of a particular date (which will be true and correct as of such particular date).

3.2.2       Agreements and Covenants.  Company will have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

3.2.3       Certificate.  Contributing Party will have been provided with a certificate executed by Company to the effect that, as of the Closing the conditions set forth in Sections 3.2.1 and 3.2.2 have been duly satisfied.

3.2.4       Operating Agreement.  At Closing, Contributing Party will have received a fully executed Operating Agreement.

4.           Other Agreements.

4.1           Further Assurances.  At any time or from time to time after the Closing, at Company's request and without further consideration, Contributing Party will execute and deliver to Company such other instruments of transfer, conveyance, assignment, and confirmation, provide such materials and information, and take such other actions as Company may reasonably deem necessary in order more effectively to transfer, convey, and assign to Company, and to confirm Company's title to, all of the Assets, and, to the fullest extent permitted by law, to put Company in actual possession and operating control of the Assets and to assist Company in exercising all rights with respect thereto, and otherwise to cause Contributing Party to fulfill its obligations under this Agreement.

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4.2           Operations Pending Closing.  Contributing Party agrees that from the date of this Agreement to the Closing:

4.2.1       Contributing Party will operate the Assets in a manner designed to preserve and protect its business, goodwill and relationships with its vendors, suppliers, customers and others; and comply, in all material respects, with all applicable laws.

4.2.2       Contributing Party will not do, or omit to do, any act which will cause a material breach of any commitment or obligation related to the Assets or amend, terminate or waive any material right of substantial value relating to the Assets.

5.           Taxes.  Contributing Party will be responsible for and will pay when due the entire amount of any sales, use, transfer, excise, documentary and other like taxes or recording, filing or notary fees imposed by any state or governmental subdivision within such state in connection with the transfer of the Assets.  Personal property taxes, if any, and all other prorations relating to the Assets, if any, will be made as of the Closing Date.

6.           Risk of Loss.  All right, title and interest and risk of loss with respect to the Assets will be deemed to have passed to Company at Closing.

7.           Representations and Warranties of Contributing Party.  Except as is otherwise disclosed on Schedule 7 to this Agreement (the "Disclosure Schedule") Contributing Party represents and warrants to Company that:

7.1           Authorization.  Contributing Party is a limited liability company duly organized and validly existing under the laws of the state of Oregon.  Contributing Party has all requisite organizational power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.  Contributing Party's execution and delivery of this Agreement and consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite organizational action and Contributing Party has duly executed and delivered this Agreement, which constitutes the valid and binding obligation of Contributing Party, enforceable in accordance with its terms.  Contributing Party has made available to Company true, correct and complete copies of Contributing Party's authorizing board and shareholder resolutions relating to the transactions contemplated by this Agreement.

7.2           Investment.  Contributing Party is not acquiring the ownership interest issued to it under the Operating Agreement with a view to or for sale in connection with any further distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

7.3           Accredited Investor.  Contributing Party is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

7.4           Title to Assets.  Contributing Party has good and marketable title to all of the Assets, all of the Assets are free and clear of restrictions on or conditions to transfer, and Contributing Party at Closing will transfer to Company good title to all of the Assets, free and clear of any Encumbrances (other than under any Assumed Liabilities).  The Closing will convey to and vest in Company good and marketable title to the Assets, free and clear of any Encumbrances (other than under the Assumed Liabilities).  Immediately after the Closing Company will have the right to use and exploit the Assets on substantially similar terms and conditions as Contributing Party enjoyed immediately prior to the Closing.

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7.5           Intellectual Property.

7.5.1       Marks.  The Marks (i) have not been abandoned and are not currently the subject of any active opposition, invalidation or cancellation proceeding; and (ii) are not the subject of any threatened opposition, invalidation or cancellation proceeding, and there is no basis for any such opposition, invalidation or cancellation proceeding in connection with the Marks.  The Marks are currently in compliance with formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications).  Other than for filing fees, renewal fees or similar fees or charges arising in the ordinary course of business, none of the Trademarks is subject to any maintenance fees or actions required by the applicable trademark offices governing the Trademarks.

7.5.2       Domain Name.  The Domain Name (i) is not currently the subject of any active invalidation or cancellation proceeding; and (ii) is not the subject of any threatened invalidation or cancellation proceeding, and there is no basis for any such invalidation or cancellation proceeding in connection with the Domain name.  The Domain Name is not subject to any maintenance fees or actions required by the applicable registrars governing the Domain name.

7.6           No Conflicts.  The execution and delivery by Contributing Party of this Agreement do not, and the performance by Contributing Party of its obligations under this Agreement and the consummation of the transactions contemplated hereby and thereby will not:

7.6.1       conflict with or result in a violation or breach of any of the terms, conditions, or provisions of the Articles of Organization or Operating Agreement of Contributing Party;

7.6.2       conflict with or result in a violation or breach of any term or provision of any federal, state, or local law, rule, regulation or order applicable to Contributing Party or any of the Assets, or conflict with or result in a violation or breach of any term or provision of any judgment, injunction, decree, ruling or other charge applicable to Contributing Party or any of the Assets; or

7.6.3       with respect to any contract to which Contributing Party is a party or by which any of the Assets is bound:  conflict with or result in a violation or breach of such contract, constitute (with or without notice or lapse of time or both) a default under such contract, require Contributing Party to obtain any consent, or approval, or give any notice to or make any filing with any person or entity, or result in the creation or imposition of any Encumbrance upon any of the Assets under such contract.

7.7           Litigation.  There are no pending or threatened, claims, litigation, investigation, tax audit or proceedings of any nature against Contributing Party or to which Contributing Party is a party which could result in any Encumbrance on the Assets or in any way impair Contributing Party's ability to fully perform its obligations under this Agreement.

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7.8           Disclosures.  No representation or warranty or other statement made by Contributing Party in this Agreement, the Disclosure Schedule and any other documents or certificates delivered in connection with this Agreement contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

8.           Representations and Warranties of Company.  Company represents and warrants to Contributing Party as follows:

8.1           Authorization.  Company is a limited liability company duly organized and validly existing under the laws of the State of Oregon.  Company has all requisite limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated in this Agreement.  Company's execution and delivery of this Agreement and consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite organizational action.  This Agreement has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company enforceable in accordance with its terms.

8.2           No Conflicts.  The execution and delivery by Company of this Agreement do not, and the performance by Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not:

8.2.1       conflict with or result in a violation or breach of any of the terms, conditions, or provisions of the Articles of Organization; or

8.2.2       conflict with or result in a violation or breach of any term or provision of any federal, state, or local law, rule, regulation, order, or judgment applicable to Company.

8.3           Litigation.  There are no pending claims, litigation, investigation, tax audit or proceedings of any nature against Company or to which Company is a party which could in any way impair Company's ability to fully perform its obligations under this Agreement.

9.           Indemnification.

9.1           Contributing Party Indemnification.  Contributing Party will defend, indemnify and hold Company and its directors, shareholders, employees, agents, successors and assigns harmless from and against any and all claims, losses or liabilities (including reasonable attorney fees, court costs and expenses of investigation as determined by a court of competent jurisdiction) incurred by any such indemnified party:  (i) as a result of any breach of any of Contributing Party's representations, warranties or covenants contained in this Agreement or (ii) with respect to any liability of Contributing Party arising out of Contributing Party's use of the Assets prior to the Closing Date.

9.2           Company Indemnification.  Company will defend, indemnify and hold Contributing Party and its respective directors, shareholders, employees, agents, successors and assigns harmless from and against any and all claims, losses or liabilities (including reasonable attorney fees, court costs and expenses of investigation as determined by a court of competent jurisdiction) incurred by any indemnified party:  (i) as a result of any breach of any of Company's representations, warranties or covenants contained in this Agreement, or (ii) with respect to Company's use of the Assets following the Closing Date.

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9.3           Notice and Defense of Claims.  If either party to this Agreement ("Indemnitee") receives notice or otherwise obtains knowledge of any matter with respect to which the other party to this Agreement ("Indemnitor") may become obligated to hold harmless or indemnify Indemnitee under this Section 9, then Indemnitee will promptly deliver to Indemnitor a written notice describing such matter, provided that the failure to promptly deliver such notice will not affect the indemnification obligation except to the extent the Indemnitor is prejudiced or injured thereby.  If such matter involves a third party, Indemnitor will have the right, at its option, to assume the defense of such matter at its own expense and with its own counsel, provided that such counsel does not have an actual or potential conflict of interest.  If Indemnitor elects to and does assume the defense of such matter, (a) Indemnitee will fully cooperate as reasonably requested by Indemnitor in the defense or settlement of such matter, (b) Indemnitor will keep Indemnitee reasonably informed of developments and events relating to such matter, and (c) Indemnitee will have the right to participate without interfering with Indemnitor or its counsel, at its own expense, in the defense of such matter.  So long as Indemnitor is in good faith defending Indemnitee in such matter, Indemnitee will not settle or compromise or attempt to contact any other parties to the dispute in such matter.  Unless and until the Indemnitor assumes the defense with respect to such matter, Indemnitee will have the right (but not the obligation) to defend itself, or to enter into any reasonable settlement of such matter, without prejudice to any right of recovery against Indemnitor.

9.4           Payments to Indemnified Parties.  An Indemnitor with an indemnification obligation under this Section 9 will promptly reimburse each Indemnitee for all amounts owed under this Section 9 from time to time at the Indemnitee's request.

9.5           Survival of Representations.  The representations and warranties set forth in this Agreement will survive from and after the Closing Date through the applicable statute of limitations (and thereafter, to the extent a claim or action is made prior to such period, until such claim or action is finally resolved).  No claim for indemnification pursuant to this Section will be made by any party based upon a breach or alleged breach of any representation or warranty unless written notice of such claim or action is received by the party against whom indemnification is sought prior to expiration of the survival period.

9.6           Offset Rights.  Company will be entitled to offset, dollar for dollar, claims for indemnity against Contributing Party under this Section 9 against all sums owed to Contributing Party by Company under the Servicing Agreement.

10.         Termination.

10.1         Termination Events.  Except as provided in Section 10.2, this Agreement may be terminated at any time prior to the Closing:

10.1.1     by mutual written consent of Contributing Party and of Company;

10.1.2     by Contributing Party or Company if the Closing has not occurred by January 31, 2010;

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10.1.3     by Contributing Party or Company if: (a) there is a final nonappealable order of a Governmental Body in effect permanently restraining, enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or (ii) there is any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Agreement after the date of this Agreement by any Governmental Body that would make consummation of the transactions contemplated by this Agreement illegal;

10.1.4     by Company if it is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Contributing Party, or if any representation or warranty of Contributing Party has become untrue, or in any case if any of the conditions set forth in Section 3.1 or Section 3.2 would not be satisfied; provided, that, if such inaccuracy in such representations and warranties or breach by Contributing Party is curable through the exercise of commercially reasonable efforts, then Company may terminate this Agreement under this Section 10.1.4 only if the breach is not cured within 30 days after the date of written notice from Company of such breach (but no cure period will be required for a breach which by its nature cannot be cured); or

10.1.5     by Contributing Party if it is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Company such that the conditions set forth in Section 3.2.1 or Section 3.2.2 would not be satisfied; provided, that, if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company through the exercise of its commercially reasonable efforts, then Contributing Party may terminate this Agreement under this Section 10.1.5 only if the breach is not cured within 30 days after the date of written notice from Contributing Party of such breach (but no cure period will be required for a breach which by its nature cannot be cured).

10.2         Notice of Termination; Effect of Termination.  Except as set forth in Section 10.1.1 any termination of this Agreement under Section 10.1 will be effective immediately upon the delivery of a valid written notice of the terminating party to the other party.  Where action is taken to terminate this Agreement pursuant to Section 10.1, the terminating party must promptly deliver to the other party a notice setting forth the reason for the termination and the specific Section and subsection (as applicable) of this Agreement upon which the right of termination is based.  In the event of termination of this Agreement as provided in Section 10.1, this Agreement will become void and there will be no liability on the part of any party to this Agreement, or their respective officers, directors, managers, members or shareholders; provided that each party will remain liable for any breaches of this Agreement prior to its termination.

11.         Miscellaneous Provisions.

11.1         Successors and Assigns.  This Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns.  The foregoing notwithstanding, neither party will be permitted to assign its rights or delegate its obligations under this Agreement to another party without the prior written consent of the other party to this Agreement.

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11.2         Notices.  Each notice, consent, request, or other communication required or permitted under this Agreement will be in writing, will be delivered personally or sent by certified mail (postage prepaid, return receipt requested) or by a recognized US overnight courier, and will be addressed as follows:

If to Company:	WS Technologies LLC
Attn:  President
5300 SW Meadows Road, Suite 400
Lake Oswego, OR 97035

If to Contributing Party:	CarePayment, LLC
Attn:  President
5300 SW Meadows Road, Suite 400
Lake Oswego, OR 97035

Each notice, consent, request, or other communication will be deemed to have been received by the party to whom it was addressed (a) when delivered if delivered personally; (b) on the second business day after the date of mailing if mailed; or (c) on the date officially recorded as delivered according to the record of delivery if delivered by overnight courier.  Each party may change its address for purposes of this Agreement by giving written notice to the other party in the manner set forth above.

11.3         Alterations and Waivers.  The waiver, amendment or modification of any provision of this Agreement or any right, power or remedy under this Agreement, whether by agreement of the parties or by custom, course of dealing or trade practice, will not be effective unless in writing and signed by the party against whom enforcement of such waiver, amendment or modification is sought.  No failure or delay by either party in exercising any right, power or remedy with respect to any of the provisions of this Agreement will operate as a waiver of such provisions with respect to such occurrences.

11.4         Governing Law.  This Agreement will be construed, governed and enforced in accordance with the laws of the State of Oregon, without regard to its choice of law provisions.

11.5         Exhibits and Schedules.  The exhibits and schedules attached to this Agreement are incorporated into and are a part of this Agreement.

11.6         Integration and Entire Agreement.  This Agreement and the exhibits and schedules and other documents referred to in this Agreement set forth the entire understanding between the parties and supersede all previous and contemporaneous written or oral negotiations, commitments, understandings, and agreements relating to the subject matter of this Agreement and merge all prior and contemporaneous discussions between the parties.

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11.7         Counterparts and Delivery.  This Agreement may be executed in counterparts.  Each counterpart will be considered an original, and all of them, taken together, will constitute a single Agreement.  This Agreement may be delivered by facsimile or electronically, and any such delivery will have the same effect as physical delivery of a signed original.  At the request of any party, the other party will confirm facsimile or electronic transmission signatures by signing an original document.

11.8         Definitions.  Whenever used in this Agreement, (a) the term "including" will be deemed to mean "including without limitation", (b) the term "person" will be deemed to mean any natural person, corporation, limited liability company, partnership or other entity, and (c) the terms "will" and "shall" have the same meaning.

11.9         Attorney Fees.  In the event suit or action is instituted to interpret or enforce this Agreement, the prevailing party will be entitled to recover its attorney's fees, including those incurred on appeal, as determined by the court or arbitrator.

11.10       Specific Performance.  The parties acknowledge they would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would provide an inadequate remedy.  Accordingly, in addition to any other remedy at law or in equity, the nonbreaching party will be entitled to injunctive relief to prevent breaches of this Agreement and specifically to enforce this Agreement without the need for posting any bond or other security.

11.11       Rules of Construction.  The parties have been represented by separate counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the parties drafting such agreement or document.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

COMPANY:	WS TECHNOLOGIES LLC
By microHelix, Inc., its Manager

By
Name
Its

CONTRIBUTING PARTY:	CAREPAYMENT, LLC
By Aequitas Capital Management, its Manager

By
Robert J. Jesenik, President

Signature Page to WS Technologies, LLC Contribution Agreement (CarePayment)

Exhibit C

Form of Contribution Agreement with microHelix, Inc.

Exhibit C

CONTRIBUTION AGREEMENT

This Agreement is made and entered into effective as of December 30, 2009 (the "Effective Date"), by and between WS Technologies LLC dba Windswept Technologies, an Oregon limited liability company ("Company"), and microHelix, Inc., an Oregon corporation ("Contributing Party").

Background

A.  Contributing Party and certain other parties have entered into an Operating Agreement (the "Operating Agreement") pursuant to which Company will service and collect consumer receivables generated by hospitals on a recourse basis with respect to the hospital as a result of the contribution by Contributing Party of 1,000,000 shares of Series D Preferred Stock (the "Series D Preferred Stock") of Contributing Party and warrants to purchase up to 65,100,917 shares of Class B Common Stock of Contributing Party at an exercise price of $0.001 per share (the "Warrants") and certain assets contributed by the other parties to the Operating Agreement, who collectively will own all of the ownership interests in Company.

C.  Contributing Party wishes to make the contribution of the Series D Preferred Stock and the Warrants in return for the receipt of ownership interests of Company.

Agreement

In consideration of the mutual promises and covenants set forth in this Agreement, the parties agree as follows:

1.           Contribution.  Subject to the terms and conditions set forth in this Agreement, Contributing Party agrees to transfer to Company at Closing (defined below) the Series D Preferred Stock and the Warrants.

2.           Ownership Interests.  Concurrently with Contributing Party's contribution of the Series D Preferred Stock and the Warrants to Company at Closing, and in exchange for the Series D Preferred Stock and the Warrants, Company will issue to Contributing Party a 50% ownership interest in Company, which will be held by Contributing Party pursuant to the terms of and will have all of the rights set forth in the Operating Agreement.

3.           Closing.  The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Tonkon Torp LLP at 1600 Pioneer Tower, 888 SW Fifth Avenue, Portland, Oregon 97204, at 10:00 a.m. Pacific Time on December 31, 2009, or at such other place or time as Company and Contributing Party mutually agree (the "Closing Date").

3.1         Company's Conditions to Closing.  The obligations of Company to consummate the Closing and otherwise effect the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

3.1.1      Representations and Warranties.  The representations and warranties of Contributing Party in this Agreement will be true and correct as of the Closing as if made as of the Closing, except (i) for changes contemplated by this Agreement, and (ii) for those representations and warranties which address matters only as of a particular date (which will be true and correct as of such particular date).

3.1.2      Agreements and Covenants.  Contributing Party will have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

3.1.3      Certificate.  Company will have been provided with a certificate executed by Contributing Party to the effect that, as of the Closing the conditions set forth in Sections 3.2.1 and 3.2.2 have been duly satisfied.

3.1.4      Transfer Documents; Other Agreements.  At Closing, Company will have received:

(a)         A Subscription Agreement for the Series D Preferred Stock in the form of attached Exhibit A executed by Contributing Party;

(b)         A Warrant Agreement in the form of attached Exhibit B executed by Contributing Party;

(c)         A fully executed Contribution Agreement between Company and Aequitas Capital Management, Inc. in the form attached as Exhibit C;

(d)         A fully executed Contribution Agreement between Company and CarePayment, LLC in the form attached as Exhibit D; and

(e)         A fully executed Operating Agreement.

3.1.5      Suits, Actions or Proceedings.  No suit, action, arbitration or other proceeding will be pending before any court, arbitrator or Governmental Body which may result in the restraint or prohibition of the consummation of the transactions contemplated by this Agreement.

3.1.6      No Material Adverse Change.  There will not have occurred since the date of this Agreement any event, change, effect, occurrence or state of facts individually or in the aggregate which has had or could have a material adverse effect on the ability of the parties to effect the transactions under this Agreement.

3.2         Contributing Party's Conditions to Closing.   The obligations of Contributing Party to consummate the Closing and otherwise effect the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Contributing Party:

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3.2.1      Representations and Warranties.  The representations and warranties of Company in this Agreement will be true and correct as of the Closing as if made as of the Closing, except (i) for changes contemplated by this Agreement, and (ii) for those representations and warranties which address matters only as of a particular date (which will be true and correct as of such particular date).

3.2.2      Agreements and Covenants.  Company will have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

3.2.3      Certificate.  Contributing Party will have been provided with a certificate executed by Company to the effect that, as of the Closing, the conditions set forth in Sections 3.2.1 and 3.2.2 have been duly satisfied.

3.2.4      Operating Agreement.  At Closing, Contributing Party will have received a fully executed Operating Agreement.

4.           Other Agreements.

4.1         Further Assurances.  At any time or from time to time after the Closing, at Company's request and without further consideration, Contributing Party will execute and deliver to Company such other instruments of transfer, conveyance, assignment, and confirmation, provide such materials and information, and take such other actions as Company may reasonably deem necessary in order more effectively to transfer, convey, and assign to Company, and to confirm Company's title to, the Series D Preferred Stock and the Warrants, and to assist Company in exercising all rights with respect thereto, and otherwise to cause Contributing Party to fulfill its obligations under this Agreement.

5.           Representations and Warranties of Contributing Party.  Except as is otherwise disclosed on Schedule 5 to this Agreement (the "Disclosure Schedule") Contributing Party represents and warrants to Company that:

5.1         Authorization.  Contributing Party is a limited liability company duly organized and validly existing under the laws of the state of Oregon.  Contributing Party has all requisite organizational power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.  Contributing Party's execution and delivery of this Agreement and consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite organizational action and Contributing Party has duly executed and delivered this Agreement, which constitutes the valid and binding obligation of Contributing Party, enforceable in accordance with its terms.  Contributing Party has made available to Company true, correct and complete copies of Contributing Party's authorizing board and shareholder resolutions relating to the transactions contemplated by this Agreement.

5.2         Investment.  Contributing Party is not acquiring the ownership interest issued to it under the Operating Agreement with a view to or for sale in connection with any further distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

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5.3         Valid Issuance of Securities.  The shares of Series D Preferred Stock and the Warrants, upon issuance to Company in accordance with the terms of this Agreement, will be duly authorized, fully paid and nonassessable.

5.4         No Conflicts.  The execution and delivery by Contributing Party of this Agreement do not, and the performance by Contributing Party of its obligations under this Agreement and the consummation of the transactions contemplated hereby and thereby will not:

5.4.1    conflict with or result in a violation or breach of any of the terms, conditions, or provisions of the Amended and Restated Articles of Incorporation, as amended, or Bylaws of Contributing Party; provided, however, that Company expressly acknowledges that Contributing Party does not currently have sufficient authorized shares of common stock to allow for the exercise of all of the Warrants;

5.4.2    conflict with or result in a violation or breach of any term or provision of any federal, state, or local law, rule, regulation or order applicable to Contributing Party, or conflict with or result in a violation or breach of any term or provision of any judgment, injunction, decree, ruling or other charge applicable to Contributing Party; or

5.4.3    with respect to any contract to which Contributing Party is a party:  conflict with or result in a violation or breach of such contract, constitute (with or without notice or lapse of time or both) a default under such contract, require Contributing Party to obtain any consent, or approval, or give any notice to or make any filing with any person or entity.

5.5         Litigation.  There are no pending or threatened, claims, litigation, investigation, tax audit or proceedings of any nature against Contributing Party or to which Contributing Party is a party which could in any way impair Contributing Party's ability to fully perform its obligations under this Agreement.

5.6         Disclosures.  No representation or warranty or other statement made by Contributing Party in this Agreement, the Disclosure Schedule and any other documents or certificates delivered in connection with this Agreement contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

6.           Representations and Warranties of Company.  Company represents and warrants to Contributing Party as follows:

6.1         Authorization.  Company is a limited liability company duly organized and validly existing under the laws of the State of Oregon.  Company has all requisite limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated in this Agreement.  Company's execution and delivery of this Agreement and consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite organizational action.  This Agreement has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company enforceable in accordance with its terms.

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6.2         No Conflicts.  The execution and delivery by Company of this Agreement do not, and the performance by Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not:

6.2.1      conflict with or result in a violation or breach of any of the terms, conditions, or provisions of the Articles of Organization; or

6.2.2      conflict with or result in a violation or breach of any term or provision of any federal, state, or local law, rule, regulation, order, or judgment applicable to Company.

6.3         Litigation.  There are no pending claims, litigation, investigation, tax audit or proceedings of any nature against Company or to which Company is a party which could in any way impair Company's ability to fully perform its obligations under this Agreement.

7.           Indemnification.

7.1         Contributing Party Indemnification.  Contributing Party will defend, indemnify and hold Company and its directors, shareholders, employees, agents, successors and assigns harmless from and against any and all claims, losses or liabilities (including reasonable attorney fees, court costs and expenses of investigation as determined by a court of competent jurisdiction) incurred by any such indemnified party as a result of any breach of any of Contributing Party's representations, warranties or covenants contained in this Agreement.

7.2         Company Indemnification.  Company will defend, indemnify and hold Contributing Party and its respective directors, shareholders, employees, agents, successors and assigns harmless from and against any and all claims, losses or liabilities (including reasonable attorney fees, court costs and expenses of investigation as determined by a court of competent jurisdiction) incurred by any indemnified party as a result of any breach of any of Company's representations, warranties or covenants contained in this Agreement.

7.3         Notice and Defense of Claims.  If either party to this Agreement ("Indemnitee") receives notice or otherwise obtains knowledge of any matter with respect to which the other party to this Agreement ("Indemnitor") may become obligated to hold harmless or indemnify Indemnitee under this Section 7, then Indemnitee will promptly deliver to Indemnitor a written notice describing such matter, provided that the failure to promptly deliver such notice will not affect the indemnification obligation except to the extent the Indemnitor is prejudiced or injured thereby.  If such matter involves a third party, Indemnitor will have the right, at its option, to assume the defense of such matter at its own expense and with its own counsel, provided that such counsel does not have an actual or potential conflict of interest.  If Indemnitor elects to and does assume the defense of such matter, (a) Indemnitee will fully cooperate as reasonably requested by Indemnitor in the defense or settlement of such matter, (b) Indemnitor will keep Indemnitee reasonably informed of developments and events relating to such matter, and (c) Indemnitee will have the right to participate without interfering with Indemnitor or its counsel, at its own expense, in the defense of such matter.  So long as Indemnitor is in good faith defending Indemnitee in such matter, Indemnitee will not settle or compromise or attempt to contact any other parties to the dispute in such matter.  Unless and until the Indemnitor assumes the defense with respect to such matter, Indemnitee will have the right (but not the obligation) to defend itself, or to enter into any reasonable settlement of such matter, without prejudice to any right of recovery against Indemnitor.

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7.4         Payments to Indemnified Parties.  An Indemnitor with an indemnification obligation under this Section 7 will promptly reimburse each Indemnitee for all amounts owed under this Section 7 from time to time at the Indemnitee's request.

7.5         Survival of Representations.  The representations and warranties set forth in this Agreement will survive from and after the Closing Date through the applicable statute of limitations (and thereafter, to the extent a claim or action is made prior to such period, until such claim or action is finally resolved).  No claim for indemnification pursuant to this Section will be made by any party based upon a breach or alleged breach of any representation or warranty unless written notice of such claim or action is received by the party against whom indemnification is sought prior to expiration of the survival period.

8.           Termination.

8.1         Termination Events. Except as provided in Section 8.2, this Agreement may be terminated at any time prior to the Closing:

8.1.1    by mutual written consent of Contributing Party and of Company;

8.1.2    by Contributing Party or Company if the Closing has not occurred by January 31, 2010;

8.1.3    by Contributing Party or Company if: (a) there is a final nonappealable order of a Governmental Body in effect permanently restraining, enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or (ii) there is any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Agreement after the date of this Agreement by any Governmental Body that would make consummation of the transactions contemplated by this Agreement illegal;

8.1.4    by Company if it is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Contributing Party, or if any representation or warranty of Contributing Party has become untrue, or in any case if any of the conditions set forth in Section 3.1 or Section 3.2 would not be satisfied; provided, that, if such inaccuracy in such representations and warranties or breach by Contributing Party is curable through the exercise of commercially reasonable efforts, then Company may terminate this Agreement under this Section 8.1.4 only if the breach is not cured within 30 days after the date of written notice from Company of such breach (but no cure period will be required for a breach which by its nature cannot be cured); or

8.1.5    by Contributing Party if it is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Company such that the conditions set forth in Section 3.2.1 or Section 3.2.2 would not be satisfied; provided, that, if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company through the exercise of its commercially reasonable efforts, then Contributing Party may terminate this Agreement under this Section 8.1.5 only if the breach is not cured within 30 days after the date of written notice from Contributing Party of such breach (but no cure period will be required for a breach which by its nature cannot be cured).

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8.2         Notice of Termination; Effect of Termination.  Except as set forth in Section 8.1.1 any termination of this Agreement under Section 8.1 will be effective immediately upon the delivery of a valid written notice of the terminating party to the other party.  Where action is taken to terminate this Agreement pursuant to Section 8.1, the terminating party must promptly deliver to the other party a notice setting forth the reason for the termination and the specific Section and subsection (as applicable) of this Agreement upon which the right of termination is based.  In the event of termination of this Agreement as provided in Section 8.1, this Agreement will become void and there will be no liability on the part of any party to this Agreement, or their respective officers, directors, managers, members or shareholders; provided that each party will remain liable for any breaches of this Agreement prior to its termination.

9.           Miscellaneous Provisions.

9.1         Successors and Assigns.  This Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns.  The foregoing notwithstanding, neither party will be permitted to assign its rights or delegate its obligations under this Agreement to another party without the prior written consent of the other party to this Agreement.

9.2         Notices.  Each notice, consent, request, or other communication required or permitted under this Agreement will be in writing, will be delivered personally or sent by certified mail (postage prepaid, return receipt requested) or by a recognized US overnight courier, and will be addressed as follows:

If to Company:	WS Technologies LLC
Attn: President
5300 SW Meadows Road, Suite 400
Lake Oswego, OR 97035

If to Contributing Party:	microHelix, Inc.
Attn: President
5300 SW Meadows Road, Suite 400
Lake Oswego, OR 97035

Each notice, consent, request, or other communication will be deemed to have been received by the party to whom it was addressed (a) when delivered if delivered personally; (b) on the second business day after the date of mailing if mailed; or (c) on the date officially recorded as delivered according to the record of delivery if delivered by overnight courier.  Each party may change its address for purposes of this Agreement by giving written notice to the other party in the manner set forth above.

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9.3         Alterations and Waivers.  The waiver, amendment or modification of any provision of this Agreement or any right, power or remedy under this Agreement, whether by agreement of the parties or by custom, course of dealing or trade practice, will not be effective unless in writing and signed by the party against whom enforcement of such waiver, amendment or modification is sought.  No failure or delay by either party in exercising any right, power or remedy with respect to any of the provisions of this Agreement will operate as a waiver of such provisions with respect to such occurrences.

9.4         Governing Law.  This Agreement will be construed, governed and enforced in accordance with the laws of the State of Oregon, without regard to its choice of law provisions.

9.5         Exhibits and Schedules.  The exhibits and schedules attached to this Agreement are incorporated into and are a part of this Agreement.

9.6         Integration and Entire Agreement.  This Agreement and the exhibits and schedules and other documents referred to in this Agreement set forth the entire understanding between the parties and supersede all previous and contemporaneous written or oral negotiations, commitments, understandings, and agreements relating to the subject matter of this Agreement and merge all prior and contemporaneous discussions between the parties.

9.7         Counterparts and Delivery.  This Agreement may be executed in counterparts.  Each counterpart will be considered an original, and all of them, taken together, will constitute a single Agreement.  This Agreement may be delivered by facsimile or electronically, and any such delivery will have the same effect as physical delivery of a signed original.  At the request of any party, the other party will confirm facsimile or electronic transmission signatures by signing an original document.

9.8         Definitions.  Whenever used in this Agreement, (a) the term "including" will be deemed to mean "including without limitation", (b) the term "person" will be deemed to mean any natural person, corporation, limited liability company, partnership or other entity, and (c) the terms "will" and "shall" have the same meaning.

9.9         Attorney Fees.  In the event suit or action is instituted to interpret or enforce this Agreement, the prevailing party will be entitled to recover its attorney's fees, including those incurred on appeal, as determined by the court or arbitrator.

9.10       Specific Performance.  The parties acknowledge they would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would provide an inadequate remedy.  Accordingly, in addition to any other remedy at law or in equity, the nonbreaching party will be entitled to injunctive relief to prevent breaches of this Agreement and specifically to enforce this Agreement without the need for posting any bond or other security.

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9.11       Rules of Construction.  The parties have been represented by separate counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the parties drafting such agreement or document.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

COMPANY:	WS TECHNOLOGIES LLC
By microHelix, Inc., its Manager

By
Name
Its

CONTRIBUTING PARTY:	MICROHELIX, INC.

By
Name
Its

Signature page to WS Technologies, LLC Contribution Agreement (microHelix)

Exhibit D

Form of Sublease

Exhibit D

SUBLEASE
(Lake Oswego, Oregon)

THIS SUBLEASE, dated for reference purposes only December 31, 2009 is by and between Aequitas Capital Management, Inc., an Oregon corporation ("Sublessor") and WS Technologies LLC dba Windswept Technologies, an Oregon limited liability company ("Sublessee").

RECITALS

A.          Sublessor is the holder of the tenant's interest under that certain Office Lease Agreement dated October 19, 2006 between OR-KRUSE OAKS, L.L.C., a Delaware limited liability company, as landlord (the "Master Lessor"), and Sublessor, as Tenant, as amended by that certain First Amendment to Lease (the "First Amendment") dated July 23, 2009 between Master Lessor, as landlord, and Sublessor, as tenant (together, the "Master Lease"), for premises located at 5300 Meadows Road, Lake Oswego, Oregon 97035, and more particularly described in the Master Lease (the "Sublessor Premises").

B.          Sublessee desires to sublease (i) a portion of the Sublessor Premises, as depicted on the attached Exhibit A, including the nonexclusive use of the Common Areas (as defined in the Master Lease) and all personal property owned by Sublessor and utilized by Sublessee (together, the "Premises") from Sublessor pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration, the parties agree as follows:

1.           Sublease.  Subject to all the terms, covenants and conditions of the Master Lease, a copy of which is attached as Exhibit B, Sublessor subleases the Premises and the Personal Property to Sublessee, and Sublessee subleases the same from Sublessor.

2.           Term.  The term of this Sublease shall be 4 years, 10 months, commencing on January 1, 2010 and terminating on October 31, 2014 (the "Term").

3.           Rent.  Sublessee shall pay to Sublessor $12,424.26 per month as rent for the Premises (the "Real Property Rent") and $6,262 per month as rent for the Personal Property (the "Personal Property Rent") (the Real Property Rent and the Personal Property Rent are together, "Rent").  Rent shall be payable in advance on the first day of each month during the Term.  Rent for any period during the Term which is for less than one month shall be a pro rata portion of the monthly installment.  The Real Property Rent will increase by 3% on January 1 of each year, beginning January 1, 2011.  The Personal Property Rent is based on current usage as reflected on the attached Schedule 1 as "Monthly Fixed Expenses".  The Personal Property Rent is subject to change based on usage by Sublessee and by mutual agreement of the parties once per quarter, and does not include personal property taxes, which personal property taxes will be the responsibility of Sublessee.

4.           Rights and Obligations of Sublessee.  Except as specifically provided in this Sublease, Sublessee shall comply with, be bound by, and shall use the Premises in accordance with all the terms, covenants and conditions of the Master Lease applicable to the lessee thereunder.  Sublessee shall perform all of the obligations of the lessee under the Master Lease and shall be entitled to the rights of Sublessor as lessee under the Master Lease, but only as applicable to the Premises.  Sublessor shall not be deemed to be in default of any term, covenant, condition or agreement in this Sublease if the Master Lessor has promised in the Master Lease to perform such term, covenant, condition or agreement and Sublessor is proceeding diligently to require the Master Lessor to perform the same.

5.           Parking.  Sublessor hereby sublicenses to Sublessee 35 of Sublessor's 71 licensed unreserved parking spaces upon the terms and conditions contained in Exhibit F of the Master Lease.

6.           Termination.  Sublessor may terminate this Agreement by written notice to Sublessee upon failure by Sublessee or microHelix, Inc. to perform any material term, covenant or condition of, or breach of any representation or warranty in the Administrative Services Agreement dated December 31, 2009 between Sublessee and Aequitas or the Amended and Restated Advisory Services Agreement dated December 31, 2009 between microHelix, Inc. and Aequitas, as applicable, and such failure or breach continues for a period of 30 days after the receipt by Sublessee of a notice of such failure or breach.

7.           Sublessor's Representations; Indemnity.  Sublessor hereby represents and warrants to Sublessee that:

a.           A true copy of the Master Lease, and all amendments thereto, is attached as Exhibit B.

b.           The Master Lease is in good standing according to its terms as of the date hereof and will be in good standing according to its terms during the Term.

c.           Sublessor shall pay to the Master Lessor, as and when due, all rents required to be paid by the terms of the Master Lease, and shall otherwise perform all Sublessor's obligations as required by the terms of the Master Lease during the term of this Sublease.

d.           Sublessor has provided Master Lessor with notice of this Sublease pursuant to Section 11.04 of the Master Lease.

e.           Sublessor has obtained Master Lessor's consent to the sublicense of parking spaces to Sublessee as required by Exhibit F of the Master Lease.

Sublessor agrees to protect, defend and hold Sublessee harmless from and against any loss, liability or claim cost or expense (including attorney fees) relating to or arising out of (i) the inaccuracy of any warranty contained in this Agreement, (ii) any act, occurrence, omission, event or condition relating to the Lease or the Premises which first occurred or existed prior to the date of this Sublease, and (iii) Sublessor's breach of the Master Lease.

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8.           Sublessee's Indemnity.  Sublessee shall protect, defend and hold Sublessor harmless from and against any loss, liability or claim, cost or expense (including attorney fees) (a "Loss") relating to or arising out of Sublessee's use and occupancy of the Premises during the term of this Sublease to the extent such Loss is not caused or contributed to by Sublessor.

9.           Notices.  Each notice, consent, request, or other communication required or permitted under this Agreement will be in writing, will be delivered personally or sent by certified mail (postage prepaid, return receipt requested) or by a recognized US overnight courier, and will be addressed as follows:

If to Sublessee:	WS Technologies LLC
Attn: President
5300 SW Meadows Road, Suite 400
Lake Oswego, OR 97035

If to Sublessor:	Aequitas Capital Management, Inc.
Attn: Legal Department
5300 SW Meadows Road, Suite 400
Lake Oswego, OR 97035

Each notice, consent, request, or other communication will be deemed to have been received by the party to whom it was addressed (a) when delivered if delivered personally; (b) on the second business day after the date of mailing if mailed; or (c) on the date officially recorded as delivered according to the record of delivery if delivered by overnight courier.  Each party may change its address for purposes of this Agreement by giving written notice to the other party in the manner set forth above.

10.         Incorporation.  Except as limited or modified by this Sublease, all of the terms and conditions of the Master Lease shall apply as if the Sublessor was the lessor and the Sublessee was the lessee thereunder.  Master Lease Paragraphs 1.03, 1.04, 1.05, 1.06, 1.07, 1.08, 1.09, 1.10, 1.12, 1.14, 1.16, 3.01, 3.02, 3.03, 4, 6, 26.05(b), Exhibit B, Exhibit C, Exhibit D, Paragraph 2 of Exhibit F, Paragraphs 3 of Exhibit F, and First Amendment Paragraphs 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13 and 14 are not incorporated in this Sublease.

11.         Attorney Fees.  In the event of any litigation to enforce or declare any of the provisions of this Agreement, the prevailing party shall recover and the losing party shall pay the reasonable attorney fees incurred by the prevailing party at the trial or arbitration and upon any appeals therefrom, as determined by the respective courts or arbitrators.

12.         Successor Interest.  All the terms and provisions of this Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

13.         Governing Law.  This Agreement shall be construed and interpreted according to the laws of the State of Oregon without regard to its conflicts of laws provisions.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first set forth above.

SUBLESSOR:	AEQUITAS CAPITAL MANAGEMENT, an Oregon corporation

By
Robert J. Jesenik, President

SUBLESSEE:	WS TECHNOLOGIES LLC, an Oregon limited liability company
By microHelix, Inc., its Manager

By
Name
Its

Exhibit E

Form of Administrative Services Agreement

Exhibit E

ADMINISTRATIVE SERVICES AGREEMENT

This Administrative Services Agreement (this "Agreement") is entered into effective December 31, 2009 (the "Effective Date") between WS Technologies LLC dba Windswept Technologies, an Oregon limited liability company ("Windswept"), and Aequitas Capital Management, Inc., an Oregon corporation ("Aequitas").

RECITALS

Windswept desires to engage Aequitas to provide certain management services functions necessary for the operation of Windswept's business, and Aequitas is willing to provide such services pursuant to the terms and conditions set forth in this Agreement.

AGREEMENT

1.           Scope of Engagement.

1.1.        Engagement.  Windswept hereby engages Aequitas, and Aequitas accepts the engagement from Windswept, to render services as specifically described in this Agreement.

1.2.        Management Services.  Aequitas will provide Windswept with the support services described in the attached Exhibit A (collectively, the "Services").  Windswept acknowledges and agrees that the services of Aequitas personnel will not be provided on a full-time or exclusive basis for Windswept.  Either party may change the Services (including terminating a particular Service) upon 180 days prior written notice to the other party.

1.3.        Use of Salesforce.com Software.  Aequitas will allow Windswept to use the data available on Aequitas' Salesforce.com software.

2.           Fees.

2.1.        Service Fees.  As consideration for the services to be rendered hereunder, Windswept will pay Aequitas the fees ("Fees") set forth on the attached Exhibit A.  The Fees will increase by 3% on January 1 of each year, beginning January 1, 2011.

2.2.        Payments.  All fees owed Aequitas hereunder will be invoiced monthly in arrears by Aequitas and will be paid by Windswept within 15 days after receipt of invoice, except for any portion of an invoice that Windswept disputes (acting reasonably and in good faith).  The fees for any partial month will be appropriately prorated.

3.           Independent Contractor Status.  All Aequitas personnel assigned by Aequitas to provide services to Windswept under this Agreement are and will remain employees of Aequitas or other affiliates of Aequitas, and are not employees of Windswept.  The manner and means of providing services under this Agreement will be within the sole control of Aequitas and its personnel, subject only to the limitations set forth in this Agreement.  Aequitas personnel assigned by Aequitas to provide services under this Agreement to Windswept will not, by virtue of this Agreement, be entitled to receive any benefits generally provided by Windswept to its employees or participate in any benefit plans provided by Windswept to its employees, including but not limited to health insurance, disability insurance, life insurance, pension benefit, profit-sharing or unemployment compensation insurance.

4.           Term and Termination.

4.1.        Term of Agreement; Termination.  This Agreement will continue in effect until (a) either party gives the other party 180 days notice that it is terminating this Agreement, or (b) the parties mutually agree in writing to earlier termination.  Either party may also terminate this Agreement by written notice to the other upon: (i) failure by the other  party to perform any material term, covenant or condition of this Agreement, or breach of any representation or warranty of the other party in this Agreement, and such failure or breach continues for a period of 30 days after the receipt of a notice of such failure or breach, or (ii) upon the initiation of a proceeding against the other party under any bankruptcy law by or against the other party, or if that party is adjudged insolvent or makes an assignment for the benefit of creditors.  In addition, Aequitas may terminate this Agreement by written notice to Windswept upon failure by Windswept or microHelix, Inc. to perform any material term, covenant or condition of, or breach of any representation or warranty in the Sublease dated December 31, 2009 between Windswept and Aequitas or the Amended and Restated Advisory Services Agreement dated December 31, 2009 between microHelix, Inc. and Aequitas, as applicable, and such failure or breach continues for a period of 30 days after the receipt by Windswept of a notice of such failure or breach.

4.2.        Effect of Termination of Agreement.  The termination of this Agreement will be without prejudice to the rights and obligations of the parties that have vested prior to the effective date of such termination, including but not limited to the right of Aequitas to receive Fees for Services previously provided as provided in Section 2 and the obligation of Windswept to pay such fees.  For purposes of clarity, Windswept will owe Aequitas the pro rata portion of the Fees for the services provided by Aequitas through the date of termination.

5.           Representations.  Each party represents and warrants to the other that it has full corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder, and that this Agreement constitutes a valid and legally binding obligation of that party, except as such enforcement may be limited by bankruptcy or reorganization laws or by general principles of equity.  Aequitas represents and warrants to Windswept that: (a) Aequitas will perform the Services in a good and workmanlike manner, in accordance with generally accepted professional and other applicable standards effective at the time of performance, and in accordance with this Agreement; and (b) the Services will be provided using such Aequitas employees, contractors and other personnel that are skilled, adequately trained, licensed and properly authorized to carry out their respective duties in the performance of the Services.

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6.           Nonsolicitation.  Each party agrees that for a period of two years following the termination of this Agreement for any reason, neither party will, directly or indirectly, (a) contact, call upon, solicit or assist any person in contacting, calling upon or soliciting the other party's clients for the purpose of selling services or products offered by the other party, or (b) request or encourage any clients, suppliers or employees of the other party to curtail, reduce or cancel their business or employment with the other party.  "Clients" shall include any person who has engaged the party's services or who has paid fees, directly or indirectly, to the party during the 24 months prior to the termination of this Agreement.  In addition, neither party will employ or attempt to employ, directly or indirectly, or cause to be employed by another, any person who is at any time during the year prior to the termination of this Agreement, a management employee, officer or director of the Company or of any of its subsidiaries or affiliates, nor shall either party form any partnership with or establish any business venture in cooperation with such person, without the express written consent of the other party.

7.           Miscellaneous.

7.1.        Indemnification.  Each party (the "Indemnifying Party") agrees to indemnify and hold harmless the other party, its affiliates and each of their respective directors, officers, agents, consultants, employees and controlling persons (collectively, "Indemnified Persons") from and against any claims, losses, damages, expenses and liabilities or actions in respect thereof (collectively "Claims") (including all legal fees and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any Claims, whether or not in connection with any pending or threatened litigation in which any Indemnified Person is named a party), to which any of such Indemnified Persons may become subject and which are related to or arise out of (a) any actions taken or omitted to be taken by the Indemnifying Party, its employees and agents due to gross negligence, bad faith or willful misconduct or (b) any breach by the Indemnifying Party of any of the representations and warranties made by it under this Agreement.  The obligations of the Indemnifying Party referred to above will be in addition to any rights that any Indemnified Person may otherwise have.  These indemnification obligations will survive any termination of this Agreement or completion of Aequitas' services pursuant to this Agreement.

7.2.        Third Party Beneficiaries; Successors and Assigns.  No party may assign either this Agreement or any of its rights, interests or obligations under this Agreement without the prior written consent of the other party.  This Agreement will be binding upon and inure to the benefit of each of the parties and their respective permitted successors and assigns.  There are no third party beneficiaries of this Agreement other than Indemnified Persons.

7.3.        Entire Agreement; Modification or Waiver.  This Agreement sets forth the entire understanding of the parties and constitutes the entire agreement between the parties with respect to the matters contained in this Agreement, and supersedes all prior oral or written representations, proposals, correspondence, discussions, negotiations and agreements.  No amendment, modification or waiver of this Agreement will be binding or effective for any purpose unless it is made in writing and signed by the party against whom enforcement of such amendment, modification or waiver is sought.  No delay on the part of Windswept or Aequitas in the exercise of any of their respective rights or remedies will operate as a waiver thereof, and no single or partial exercise by Windswept or Aequitas of any such right or remedy will preclude other or further exercises thereof.  A waiver of any right or remedy on any one occasion will not be construed as a bar to or waiver of any such right or remedy on any other occasion.

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7.4.        Severability.  Whenever possible, each provision and term of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement will be held to be prohibited by or invalid under such applicable law, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement; provided, however, that the parties will negotiate in good faith with respect to an alternative provision that will effectuate the intent of the invalidated covenant, agreement or provision.

7.5.        Confidential Information.  Aequitas acknowledges that the information, observations and data relating to the business of Windswept (collectively, "Confidential Information") are the property of Windswept, regardless of how, when or in what capacity Aequitas obtains any such Confidential Information.  Aequitas will use such Confidential Information only for the purposes set forth in this Agreement and Aequitas will not knowingly disclose such Confidential Information to any other person, firm or entity without the prior written consent of Windswept, unless and to the extent that the aforementioned Confidential Information becomes generally known to and available for use by the public other than as a result of Aequitas' acts or omissions to act.  The parties agree that the covenant described in this subsection will survive the termination of this Agreement for a period of three years.

7.6.        Notices.  Each notice, consent, request, or other communication required or permitted under this Agreement will be in writing, will be delivered personally or sent by certified mail (postage prepaid, return receipt requested) or by a recognized US overnight courier, and will be addressed as follows:

If to Windswept:	WS Technologies LLC dba Windswept Technologies
Attn: President
5300 SW Meadows Road, Suite 400
Lake Oswego, OR 97035

If to Aequitas:	Aequitas Capital Management, Inc.
Attn: Legal Department
5300 SW Meadows Road, Suite 400
Lake Oswego, OR 97035

Each notice, consent, request, or other communication will be deemed to have been received by the party to whom it was addressed (a) when delivered if delivered personally; (b) on the second business day after the date of mailing if mailed; or (c) on the date officially recorded as delivered according to the record of delivery if delivered by overnight courier.  Each party may change its address for purposes of this Agreement by giving written notice to the other party in the manner set forth above.

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7.7.        Captions; Interpretation.  The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. The terms of this Agreement are the product of negotiation between the parties and are not to be construed as being drafted solely by one party, and no presumption is to arise therefrom in favor of either party.   The words "will" and "shall" have the same meaning.  The words "include," "includes" and "including" shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

7.8.        Counterparts.  This Agreement may be executed in counterparts.  Each counterpart will be considered an original, and all of them, taken together, will constitute a single Agreement.  This Agreement may be delivered by facsimile or electronically, and any such delivery will have the same effect as physical delivery of a signed original.  At the request of any party, the other party will confirm facsimile or electronic transmission signatures by signing an original document.

7.9.        Law and Venue.  This Agreement will be governed by and construed in accordance with the laws of the State of Oregon without giving regard to its choice or conflict of laws provisions.  Any dispute arising out of this Agreement to enforce or interpret this Agreement will be commenced and heard exclusively in Multnomah County, Oregon.

7.10.      Attorney Fees.  In connection with any legal action to enforce or interpret any provision of this Agreement, the prevailing party in such action will be entitled to collect from the other party the reasonable legal fees and related disbursements incurred by such prevailing party in such action, including any appellate or bankruptcy proceeding.

[Signatures on following page]

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IN WITNESS WHEREOF, this Agreement is executed as of the first date set forth above.

WS TECHNOLOGIES LLC DBA WINDSWEPT TECHNOLOGIES
By microHelix, Inc., its Manager

By
Name
Its

AEQUITAS CAPITAL MANAGEMENT, INC.

By
Robert J. Jesenik, President

Signature Page to Administrative Services Agreement

EXHIBIT A
TO
ADMINISTRATIVE SERVICES AGREEMENT
BETWEEN
WS TECHNOLOGIES LLC DBA WINDSWEPT TECHNOLOGIES AND AEQUITAS
CAPITAL MANAGEMENT, INC.

Set forth below are the services and resources to be provided by Aequitas to Windswept pursuant to the Administrative Services Agreement to which this schedule is attached.

The charges detailed below address regular, recurring services.  Aequitas will also provide certain services that are more ad hoc in nature and those services will be charged on a variable/as used basis.  These charges will be billed directly to Windswept on a monthly basis

Legal Services will be variable and charged monthly, billable at $200/hr.

Accounting Services (Windswept)

Monthly fixed cost - $28,100

Services provided:
•	Settlement/reconciliations with hospital clients
•	Communication with financing partners
•	Funding requests
•	Annual audit coordination
•	Budgeting
•	Monthly financial reporting (internal and external partners)
•	Billing
•	Processing cash rebates to clients
•	G/L maintenance

Accounting Services (Corporate)

Monthly fixed cost - $4,000

Services provided:
•	Treasury/banking relationships
•	Financial reporting
•	Public company reporting and filings
•	Tax planning
•	Facilitation of annual audit and tax preparation
•	AR/AP

Exhibit A – Page 1

Financial Services (Windswept)

Monthly fixed cost - $5,500

Services provided:
•	Financial modeling
•	Financial advisory services
•	Underwriting support

HR/Personnel Services

Monthly fixed cost - $2,500

Services provided:
•	New employee setup
•	Payroll
•	Employee relations
•	Labor and employment law compliance
•	Benefit administration and renewal
•	Management/staff training
•	Administration
•	Oversight of performance management process
•	Employee safety – OSHA compliance

IT  Services

Monthly fixed cost (support) - $15,000
Monthly fixed cost (hardware/software/voice/data) - $10,000

Services provided:
•	Desktop and platform support services
o	User and infrastructure management and support
•	Application development and support
o	Resource and process management
•	Infrastructure Platform
o	CP system hardware (FTP, RPTMGR)
o	CP user hardware (laptops, desktops)
o	Shared hardware (email, networking, backup/recovery)
o	Data center (Savvis)
o	Printers/copiers (workroom 1 and 2)
o	Phone/voicemail
o	Cell phones

Exhibit A – Page 2

o	Computers
•	Software acquisition and management
o	CarePayment software (OnTime, AccuZip, etc.)
o	Core desktop licenses (Office, Virus)
o	Salesforce.com
o	WebEx
•	Voice/data
o	Voice services
o	Data services
o	Mobile services (cell phones, data cards)

All costs associated with projects beyond the scope of the services outlined above will be billed to Windswept monthly and will include a 15% administrative charge.  This may include, but is not limited to, employee travel, implementation services, corporate transactional support and assistance with mergers and acquisitions.  Any employee time on such variable charged services will be at $150 per hour.  Specific computing hardware and software purchased for Windswept will be billed at cost.

Exhibit A – Page 3

Exhibit F

Form of Amendment to Promissory Note

Exhibit F

FIRST AMENDMENT TO
MULTIPLE ADVANCE PROMISSORY NOTE

MAKER:	microHelix, Inc.	HOLDER:	MH Financial Associates, LLC
	5300 Meadows Road, Suite 400		5300 Meadows Road, Suite 400
	Lake Oswego, Oregon 97035		Lake Oswego, Oregon 97035

Moore Electronics, Inc.
5300 Meadows Road, Suite 400
Lake Oswego, Oregon 97035

THIS FIRST AMENDMENT TO MULTIPLE ADVANCE PROMISSORY NOTE ("Amendment") dated effective December 31, 2009 is to that certain Multiple Advance Promissory Note dated effective December 31, 2008, made and executed by microHelix, Inc., an Oregon corporation and Moore Electronics, Inc. (together "Borrower"), in favor of MH Financial Associates, LLC, an Oregon limited liability company ("Lender") in the original principal amount of $300,000 (the "Note").

1.      MAXIMUM ADVANCE AMOUNT MODIFIED.  Section 2 of the Note is hereby modified to read in its entirety as follows:

"2. PROMISE TO PAY.   microHelix, Inc. and Moore Electronics, Inc. (together, "Maker") jointly and severally promise to pay to the order of Aequitas Capital Management, Inc. ("Holder") in lawful money of the United States of America, the amounts of all advances ("Advances") made by Holder to microHelix, Inc. under the Services Agreement and the Support Arrangement, which will not exceed the sum of $360,000, together with interest on the unpaid principal balance from the date hereof until paid in full.  Maker will pay Holder at Holder's address shown above or at such other place as Holder may designate in writing."

2.      PAYMENT AND MATURITY DATE MODIFIED.  Section 5 of the Note is hereby modified to read in its entirety as follows:

"5. PAYMENT AND  MATURITY; APPLICATION OF PAYMENTS.  Maker will pay all amounts outstanding under this Note on the earliest of the following:  (a) March 31, 2010; (b) the closing of a loan or other financing provided to Maker by a senior lender or other source in an amount sufficient to pay off this Note; (c) the closing of a private investment in public equity financing and/or any other financing event with gross proceeds to Maker in excess of $1,000,000 (each of (a) through (c) is individually the "Maturity Date"); provided, however, that after the occurrence of an Event of Default, the outstanding principal and all accrued interest will be payable on demand.  Unless otherwise agreed or required by applicable law, payments will be applied first to expenses for which Maker is liable hereunder (including unpaid collection costs and late charges), next to accrued and unpaid interest, and the balance to principal.  In addition, the outstanding principal balance and all accrued and unpaid interest will be due and payable in the event of (x) a sale of all or substantially all of the assets of Maker, or (y) the transfer of ownership or beneficial interest, by merger or otherwise, of 50% or more of the stock of Maker."

3.  NO FURTHER MODIFICATIONS.  Except as set forth in this Amendment, the Note shall continue unmodified and in full force and effect in accordance with its terms.  Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Note.

[Signature page follows]

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.

BORROWER ACKNOWLEDGES HAVING READ ALL OF THE PROVISIONS OF THIS AMENDMENT AND BORROWER AGREES TO ITS TERMS.

BORROWER:	MICROHELIX, INC.

	By:	/s/ Thomas A. Sidley
Thomas A. Sidley, President

MOORE ELECTRONICS, INC.

	By:	/s/ Thomas A. Sidley
Thomas A. Sidley, President

LENDER:	AEQUITAS CAPITAL MANAGEMENT, INC.

	By:	/s/ Robert J. Jesenik
Robert J. Jesenik, President

Signature page to First Amendment to Multiple Advance Promissory Note

Page 2 of 2 – FIRST AMENDMENT TO THIRD AMENDED AND RESTATED PROMISSORY NOTE